UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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☐	Soliciting Material Pursuant to §240.14a-12

PIKE ELECTRIC CORPORATION

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Pike Electric Corporation
100 Pike Way, PO Box 868
Mount Airy, North Carolina 27030
September 23, 2011
Dear Stockholder:
On behalf of the Board of Directors and the management of Pike Electric Corporation, I invite you to the 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 8:00 a.m. (Eastern Time) on Thursday, November 3, 2011 in Pike’s offices in Mount Airy, North Carolina. Details regarding the meeting and the business to be conducted are described in the accompanying notice of annual meeting and proxy statement.
I hope that you will attend the meeting in person, but even if you are planning to come, I strongly encourage you to designate the proxies named on the proxy card to vote your shares. This will ensure that Pike common stock is represented at the meeting. The proxy statement explains more about proxy voting. Please read it carefully.
Sincerely,
J. Eric Pike
Chairman and Chief Executive Officer

PIKE ELECTRIC CORPORATION
100 Pike Way, PO Box 868
Mount Airy, North Carolina 27030
(336) 789-2171
Notice of 2011 Annual Meeting of Stockholders
September 23, 2011
To Stockholders of Pike Electric Corporation:
The Annual Meeting of Stockholders of Pike Electric Corporation (the “Annual Meeting”) will be held at 8:00 a.m. (Eastern Time) on Thursday, November 3, 2011 at Pike’s offices at 100 Pike Way, Mount Airy, North Carolina 27030, for the purpose of voting on the following matters:
1.	To elect eight directors;

2.	To consider amending and restating the 2008 Omnibus Incentive Compensation Plan;

3.	To vote, on a non-binding advisory basis, on executive compensation;

4.	To vote, on a non-binding advisory basis, on the frequency of future executive compensation votes;

5.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2012; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
The Board of Directors recommends a vote FOR items 1, 2, 3 and 5, and a vote for “THREE YEARS” for item 4. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting.
The above matters are described in detail in the Proxy Statement. You are urged, after reading the Proxy Statement, to vote your shares by proxy using one of the following methods: (i) vote by telephone; (ii) vote via the Internet; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided.
Only stockholders of record at the close of business on September 16, 2011 will be entitled to vote at the Annual Meeting. On or about September 23, 2011, Pike will begin mailing to its stockholders this Proxy Statement, the accompanying form of proxy and its Annual Report on Form 10-K for the fiscal year ended June 30, 2011. The Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended June 30, 2011 are available at www.proxyvote.com and at www.pike.com.

By Order of the Board of Directors,

James R. Fox Secretary
If you hold your shares in street name and do not provide voting instructions, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Brokers do not have discretionary authority to vote on items 1, 2, 3 or 4.

PROXY STATEMENT

The Board of Directors (the “Board”) of Pike Electric Corporation (“Pike” or the “Company”) is providing these materials to you in connection with the Annual Meeting of Pike’s stockholders. The Annual Meeting will held at 8:00 a.m. (Eastern Time) on Thursday, November 3, 2011 at Pike’s principal executive offices at 100 Pike Way, Mount Airy, North Carolina 27030.
General Information
Why am I receiving these materials?
You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that Pike is required to provide you under SEC rules and is designed to assist you in voting your shares.
What is a proxy?
The Board is asking for your proxy. This means you authorize persons selected by Pike to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.
What is included in these materials?
These materials include:
•	the Proxy Statement for the Annual Meeting;
•	a proxy card for the Annual Meeting; and
•	the Annual Report on Form 10-K for the fiscal year ended June 30, 2011, which includes Pike’s consolidated audited financial statements.
What items will be voted on at the Annual Meeting?
There are five proposals scheduled to be voted on at the Annual Meeting:
•	the election of eight directors;
•	the amendment and restatement of the 2008 Omnibus Incentive Compensation Plan;
•	a non-binding advisory vote on executive compensation;
•	a non-binding advisory vote on the frequency of future executive compensation votes; and
•	the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2012.

The Board is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.
What are the Board’s voting recommendations?
The Board unanimously recommends that you vote your shares:
•	“FOR” each of the nominees named in this proxy statement to the Board;
•	“FOR” approval of amending and restating the 2008 Omnibus Incentive Compensation Plan;
•	“FOR” approval of the resolution regarding executive compensation;
•	“EVERY THREE YEARS” for the proposal regarding the frequency of future advisory votes on executive compensation; and
•	“FOR” the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2012.
Who can attend the Annual Meeting?
Admission to the Annual Meeting is limited to:
•	stockholders of record as of the close of business on September 16, 2011;
•	holders of valid proxies for the Annual Meeting; and
•	invited guests.
When is the record date and who is entitled to vote?
The Board set September 16, 2011 as the record date. As of the record date, there were 34,685,284 shares of common stock outstanding. Each share of Pike common stock outstanding on the record date is entitled to one vote on all matters presented at the 2011 Annual Meeting, except for the 142,905 shares of restricted common stock outstanding on September 16, 2011, which are not entitled to vote unless such shares vest prior to the Annual Meeting.
What is a stockholder of record?
A stockholder of record or registered stockholder is a stockholder whose ownership of Pike common stock is reflected directly on the books and records of Pike’s transfer agent, Computershare Investor Services. If you hold common stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. Pike only has access to ownership records for the registered shares. If you are not a stockholder of record, Pike will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card.

How do I vote?
You may vote by any of the following methods:
•	In person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a legal proxy from the stockholder of record to vote in person at the meeting.
•	By phone or via the Internet. You may vote by proxy, by phone or via the Internet by following the instructions provided in the proxy card provided.
•	By mail. You may vote by proxy by signing and returning the proxy card provided.
If you vote by phone or the Internet, please have your proxy card available. The control number appearing on your proxy card is necessary to process your vote. A phone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned a proxy card by mail.
How can I change or revoke my vote?
You may change or revoke your vote as follows:
•	Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to Pike Electric Corporation c/o Corporate Secretary at PO Box 868, Mount Airy, North Carolina 27030 or by submitting another vote on or before November 3, 2011 (including a vote via the Internet or by telephone). For all methods of voting, the last vote cast will supersede all previous votes.
•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.
What happens if I do not give specific voting instructions?
Stockholders of record. If you are a stockholder of record and you:
•	indicate when voting on the Internet or by phone that you wish to vote as recommended by the Board, or
•	sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.
Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?
The election of directors (“Proposal 1”), the proposal regarding amending and restating the 2008 Omnibus Incentive Compensation Plan (“Proposal 2”), the non-binding advisory vote on executive compensation (“Proposal 3”) and the non-binding advisory vote on the frequency of future executive compensation votes (“Proposal 4”) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters; as a result, there may be broker non-votes on Proposals 1, 2, 3 and 4.
The ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2012 (“Proposal 5”) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 5.
What is the quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast by the holders of common stock is necessary for the transaction of business at the Annual Meeting.
What is the voting requirement to approve each of the proposals?
The following are the voting requirements for each proposal:
•	Proposal 1. For the election of directors, the eight nominees receiving the highest number of affirmative votes of the shares of Pike common stock present in person or represented by proxy and entitled to vote for them will be elected as directors to serve until the next Annual Meeting of stockholders.
•	Proposal 2. Approval of amending and restating the 2008 Omnibus Incentive Compensation Plan requires the affirmative vote of a majority of the total votes of all outstanding shares of Pike common stock present in person or represented by proxy and entitled to vote on Proposal 2 so long as the total votes cast for or against the proposal represent over 50% of all shares entitled to vote on the proposal.
•	Proposal 3. Approval, on an advisory basis, of the compensation paid to the named executive officers requires the affirmative vote of a majority of the total votes of all outstanding shares of Pike common stock present in person or represented by proxy and entitled to vote on Proposal 3.
•	Proposal 4. The frequency for future advisory votes on the compensation paid to named executive officers receiving the affirmative vote of a majority of the total votes of all shares of Pike common stock present in person or represented by proxy and entitled to vote on Proposal 4, whether every year, every two years or every three years, will be the frequency that stockholders approve, on an advisory basis.
•	Proposal 5. Approval of the ratification of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2012 requires the affirmative vote of a majority of the total votes of all shares of Pike common stock present in person or represented by proxy and entitled to vote on Proposal 5.

How are withhold authority votes, abstentions and broker non-votes treated?
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.
With respect to the election of directors, only “for” and “withhold” votes may be cast and withhold votes, broker non-votes and abstentions will have no effect on the outcome of the proposal relating to the election of directors.
With respect to amending the 2008 Omnibus Incentive Compensation Plan, the advisory votes on the compensation paid to named executive officers and the ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal 2012, an abstention will be counted as a vote present or represented and entitled to vote on the proposal and will have the same effect as a vote against the proposal, and a broker non-vote will not be considered entitled to vote on these proposals and will therefore have no effect on their outcome.
Who pays for solicitation of proxies?
The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.
Where can I find the voting results of the Annual Meeting?
The Company will announce preliminary or final voting results at the Annual Meeting and publish final results in a Form 8-K filed with the SEC within four business days of the completion of the meeting.
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2012 annual meeting of stockholders?
Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2012 annual meeting of stockholders must be received no later than May 26, 2012. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at 100 Pike Way, Mount Airy, North Carolina 27030.
Requirements for Stockholder Proposals to Be Brought Before the 2012 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2012 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2012 annual meeting of stockholders, must be delivered to the Company’s Secretary at 100 Pike Way, Mount Airy, North Carolina 27030 not earlier than the close of business on July 6, 2012 and not later than the close of business on August 5, 2012. In addition, your notice must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that you intend to present at the 2012 annual meeting of stockholders. If the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from November 3, 2012, the notice must be received no earlier than the 120th day prior to the date of the 2012 Annual Meeting of Stockholders and no later than the close of business on later of the 90th day prior to the date of the 2012 Annual Meeting of Stockholders or the 10th day after public disclosure of the actual date of Pike’s 2012 Annual Meeting of Stockholders is first made. The notice must contain the information required by the Company’s bylaws.

Principal Stockholders
The following table provides information about the beneficial ownership of Pike common stock as of September 16, 2011 by each person that owned more than 5% of outstanding shares of Pike common stock as of such date as well as each director, nominee for director, named executive officer and all directors, nominees and executive officers as a group. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, (i) shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 16, 2011 and (ii) shares of restricted stock and restricted stock units which vest within 60 days of September 16, 2011 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage ownership is based on 34,542,379 shares of common stock outstanding as of September 16, 2011, which excludes the 142,905 outstanding shares of restricted common stock that the holders thereof were not entitled to vote as of the record date. Unless otherwise indicated in the footnotes below, the address for each of the individuals listed below is c/o Pike Electric Corporation, 100 Pike Way, PO Box 868, Mount Airy, North Carolina 27030.

	Number of Shares and		Ownership
Name of Beneficial Owner	Nature of Beneficial Ownership		Percentage
Lindsay Goldberg	13,111,093	(1)	37.96%
Wells Fargo and Company	2,543,984	(2)	7.36%
Schroder Investment Management North America, Inc.	1,757,900	(3)	5.09%
J. Eric Pike	3,305,878	(4)	9.20%
Charles E. Bayless	55,653	(5)	*
James R. Helvey III	37,943	(6)	*
Robert D. Lindsay	13,111,093	(7)	37.96%
Peter Pace	16,536	(8)	*
Daniel J. Sullivan III	28,932	(9)	*
Louis F. Terhar	31,653	(10)	*
J. Russell Triedman	—	(11)	*
James T. Benfield	264,592	(12)	*
James R. Fox	87,330	(13)	*
Audie G. Simmons	539,292	(14)	1.54%
Anthony K. Slater	181,646	(15)	*
Directors and executive officers as a group (12 persons)	17,660,548		47.95%

*	Less than one percent.

(1)	The information shown is based on a Schedule 13G filed with the SEC on February 14, 2006, by LGB Pike II LLC, Lindsay Goldberg & Bessemer L.P., Lindsay Goldberg & Bessemer GP LP and Lindsay Goldberg & Bessemer GP LLC (collectively, the “Lindsay Goldberg Entities”). The Schedule 13G reports that each Lindsay Goldberg Entity has sole voting and sole dispositive power with respect to the securities. The shares of Pike common stock are held directly by LGB Pike II LLC, whose sole manager is Lindsay Goldberg & Bessemer L.P. The general partner of Lindsay Goldberg & Bessemer L.P. is Lindsay Goldberg & Bessemer GP LP, whose general partner is Lindsay Goldberg & Bessemer GP LLC. Except to the extent of its pecuniary interest therein, each of Lindsay Goldberg & Bessemer L.P., Lindsay Goldberg & Bessemer GP LP and Lindsay Goldberg & Bessemer GP LLC disclaims beneficial ownership of the securities held by LGB Pike II LLC. The address for each Lindsay Goldberg Entity is c/o Lindsay Goldberg & Bessemer L.P., 630 Fifth Avenue, 30th Floor, New York, New York 10111.

(2)	The information shown is based on a Schedule 13G filed with the SEC on January 20, 2011, by Wells Fargo and Company, reporting shares held on December 31, 2010. The Schedule 13G reports that Wells Fargo and Company has sole power to vote 1,671,005 shares, shared power to vote no shares, sole power to dispose of 1,850,656 shares and shared power to dispose of 19,128 shares. The address for Wells Fargo and Company is 420 Montgomery Street, San Francisco, CA 94104.

(3)	The information shown is based on a Schedule 13G filed with the SEC on February 16, 2011, by Schroder Investment Management North America Inc., reporting shares held on December 31, 2010. The Schedule 13G reports that Schroder Investment Management North America Inc. has sole power to vote and to dispose of all of such shares. The address for Schroder Investment Management North America Inc. is 875 Third Avenue, 21st Floor New York, NY 10022.

(4)	Consists of (i) 1,549,253 shares of common stock held by Takuan LLC, an entity controlled by Mr. Pike, (ii) 291,712 shares of common stock owned directly, (iii) 67,467 shares of common stock held by the Joe B./Anne A. Pike Generation Skipping Trust, of which Mr. Pike is a trustee, and (iv) 1,397,446 shares subject to stock options.

(5)	Consists of (i) 9,729 shares of restricted common stock owned directly, which vest at the Company’s Annual Meeting on November 3, 2011, and (ii) 45,924 shares of common stock owned by the Bayless Family Trust, of which Mr. Bayless and his spouse are the co-trustees. Mr. Bayless may be deemed to have voting and dispositive power over such common stock. Mr. Bayless expressly disclaims beneficial ownership of such common stock, except to the extent of his pecuniary interest therein.

(6)	Consists of (i) 28,214 shares of common stock owned directly and (ii) 9,729 shares of restricted common stock owned directly, which vest at the Company’s Annual Meeting on November 3, 2011.

(7)	Mr. Lindsay, through intermediate entities, indirectly has shared control over Lindsay Goldberg & Bessemer L.P., the sole manager of LGB Pike II LLC. By virtue of this relationship, he may be deemed to have or share beneficial ownership of shares of Pike common stock beneficially owned by the Lindsay Goldberg Entities. See note 1 above. Mr. Lindsay expressly disclaims beneficial ownership of such common stock, except to the extent of his pecuniary interest therein. The address for Mr. Lindsay is c/o Lindsay Goldberg, 630 Fifth Avenue, 30th Floor, New York, New York 10111.

(8)	Consists of (i) 6,807 shares of common stock owned directly and (ii) 9,729 shares of restricted common stock owned directly, which vest at the Company’s Annual Meeting on November 3, 2011.

(9)	Consists of (i) 19,203 shares of common stock owned directly and (ii) 9,729 shares of restricted common stock owned directly, which vest at the Company’s Annual Meeting on November 3, 2011.

(10)	Consists of (i) 21,924 shares of common stock owned directly and (ii) 9,729 shares of restricted common stock owned directly, which vest at the Company’s Annual Meeting on November 3, 2011.

(11)	By virtue of his affiliation with the Lindsay Goldberg Entities, Mr. Triedman may be deemed to have or share beneficial ownership of shares of Pike common stock beneficially owned by Lindsay Goldberg. See note 1 above. Mr. Triedman expressly disclaims beneficial ownership of such common stock, except to the extent of his pecuniary interest therein. The address for Mr. Triedman is c/o Lindsay Goldberg, 630 Fifth Avenue, 30th Floor, New York, New York 10111.

(12)	Consists of 19,527 shares of common stock and options to purchase 245,065 shares of common stock, all of which are owned directly.

(13)	Consists of 18,197 shares of common stock and options to purchase 69,133 shares of common stock, all of which are owned directly.

(14)	Consists of 113,680 shares of common stock and options to purchase 425,612 shares of common stock, all of which are owned directly.

(15)	Consists of 31,419 shares of common stock and options to purchase 150,227 shares of common stock, all of which are owned directly.

Proposal 1 — Election of Directors
The Board has nominated eight directors for election at the Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees are currently directors. Each has agreed to be named in this proxy statement and to serve if elected.
Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxies intend to vote your shares for any substitute nominee proposed by the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the eight nominees named in this proxy statement.
The Board unanimously recommends a vote “FOR” each of the eight nominees listed below.
Nominees for Director
Listed below are the eight persons nominated for election to the Board. The following paragraphs include information about each director nominee’s business background, as furnished to the Company by the nominee, and additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board.

			Director
Name	Age	Principal Occupation	Since
J. Eric Pike	43	Chairman of the Board and Chief Executive Officer of Pike	1994
Charles E. Bayless	68	Retired	2006
James R. Helvey III	52	Partner, CMT Asset Management	2005
Robert D. Lindsay	56	Managing Partner, Lindsay Goldberg LLC	2002
Peter Pace	66	General, U.S. Marine Corps (Retired)	2010
Daniel J. Sullivan III	65	President, Flyway LLC	2007
Louis F. Terhar	62	Managing Director, Strategic Planning Advisors LLC	2006
J. Russell Triedman	42	Partner, Lindsay Goldberg LLC	2011
J. Eric Pike
Mr. Pike is the Chairman of the Board and Chief Executive Officer of Pike. Mr. Pike has been President of the Company since 1998, Chief Executive Officer since 2002 and Chairman since July 2005. He is the grandson of founder Floyd Pike and joined Pike in 1990 as an A-class lineman on an overhead construction crew, advancing through various office positions, and served as Vice President of the Central Region from 1993 to 1998, where he was responsible for the powerline operations in North Carolina and South Carolina. Mr. Pike graduated from Emory University with a B.A. in History.
Mr. Pike brings extensive business, managerial and leadership experience to the Board. With over 20 years of experience with Pike, Mr. Pike provides the Board with a vital understanding and appreciation of the Company’s business and the industry. His strong leadership skills have been demonstrated through his service as the Company’s CEO since 2002 and as the Chairman of the Board since 2005. He is also a large stockholder of the Company and, as a member of the Company’s founding family, maintains a unique position within the corporate organization.

Charles E. Bayless
Mr. Bayless is the retired President and Provost of the West Virginia University Institute of Technology, where he served in such capacities from April 2005 until June 2008. Mr. Bayless served as Chairman, President, and Chief Executive Officer of Illinova Corporation, an electric utility company, from 1998 to 1999. From 1992 to 1998, he served as Chief Executive Officer of UniSource Energy Corp., an electric utility company. Mr. Bayless holds a B.S.E.E. from the West Virginia University Institute of Technology, an M.S.E.E. in Power Engineering and a J.D. from the West Virginia University, and an M.B.A. from the Graduate School of Business Administration at the University of Michigan. He is a current board member of Recycled Energy Development, e3 Greentech Enterprises and North American Energy Alliance.
Mr. Bayless’ significant business experience, including executive, operational and legal roles in the energy industry as well as in the higher education arena, qualify him for service as a member of the Board. Mr. Bayless has been a valuable member and contributor to the Board since 2006.
James R. Helvey III
Mr. Helvey is a partner and the Risk Management Officer for CMT Asset Management Limited, a private investment firm, having joined the firm in 2004. From 1985 to 2000, Mr. Helvey was employed by J.P. Morgan & Co., serving in a variety of capacities, including as Vice-Chairman of JP Morgan’s Risk Management Committee, Global Head of Derivative Counterparty Risk Management, head of the swap derivative trading business in Asia and head of short-term interest rate derivatives and foreign exchange forward trading in Europe. Mr. Helvey served as Chairman and CEO of Cygnifi Derivatives Services, LLC, an online derivatives services provider, from 2000 to 2002. Due to adverse market conditions associated with the overall decline in technology stocks, Cygnifi voluntarily filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in October of 2001. In 2004, Mr. Helvey was a candidate for the United States Congress in the 5th District of North Carolina. Mr. Helvey graduated magna cum laude with honors in 1981 from Wake Forest University. In 1982, Mr. Helvey was a Fulbright Scholar at the University of Cologne in Germany, and in 1984 Mr. Helvey received a Masters degree in international finance and banking from Columbia University, School of International and Public Affairs where he was an International Fellow. Mr. Helvey is a member of the Wake Forest University Board of Trustees.
Mr. Helvey’s experience in international business and finance, executive management, and as a director of other organizations brings a valuable and necessary perspective to the Board, and qualify him to serve on the Board.
Robert D. Lindsay
Mr. Lindsey co-founded Lindsay Goldberg in 2001 and is currently co-managing partner of Goldberg Lindsay & Co. LLC, a registered investment advisor, which provides investment management services to the Lindsay Goldberg Funds. He also serves as President and CEO of Bessemer Securities LLC, a private investment company, as well as a director of the Bessemer Group, Incorporated and its subsidiary banks, including Bessemer Trust Company, N.A. Previously, Mr. Lindsay was Managing General Partner of Bessemer Holdings and a Managing Director at Morgan Stanley Private Equity. Mr. Lindsay is a graduate of Harvard College and holds an M.B.A. from Stanford University. Mr. Lindsay also serves as a director of FAPS Holdings, Inc., Maine Beverage Company, LLC, PL Midstream LLC, Continental Energy Systems LLC, Intermex Holdings, Inc., The Brock Group, Inc., Bell Nursery Holdings, LLC, Brightstar Corp., Rosetta LLC, PL Propylene LLC, Ambulatory Services of America, Inc., Crane & Co., Inc., Scandza AS, PSC, LLC, Panadero Aggregates Holdings, LLC, Aviv REIT, Inc. and Pacific Architects and Engineers Incorporated. Previously, Mr. Lindsay served as director of Energy Solutions Inc. He also serves as a trustee of the Cold Spring Harbor Biological Laboratory and St. Paul’s School in Concord, New Hampshire.

Mr. Lindsay has served on the Board since 2002, providing him with an understanding Pike’s business as well as significant knowledge of the energy industry. Mr. Lindsay’s years of business, financial, managerial, executive and board experience across a broad spectrum of industries make him a valuable member of the Board. He also indirectly controls Pike’s largest stockholder, LGB Pike II LLC.
Peter Pace
General Pace was the sixteenth Chairman of the Joint Chiefs of Staff, where he served as the principal military advisor to the President, the Secretary of Defense, the National Security Council, and the Homeland Security Council. He is the first Marine to have held this position. General Pace held command at virtually every level in the United States Marine Corps. He is a graduate of the United States Naval Academy, holds a Master’s Degree in Business Administration from George Washington University and attended Harvard University for the Senior Executives in National and International Security program. General Pace currently serves as a director of AAR Corporation, ILC Industries, Inc., Neohapsis, Inc., and Qualys, Inc. and is chairman of the board of Pelican Products, Inc.
General Pace brings to the Board a unique and valuable perspective from his years of proven leadership beginning in the United States Marine Corps and culminating as the Chairman of the Joint Chiefs of Staff. General Pace’s extensive leadership and board experience qualifies him for service on and makes him an effective member of the Board.
Daniel J. Sullivan III
Mr. Sullivan is president of Flyway, LLC, a private investment company. He was the President and Chief Executive Officer of FedEx Ground Package System, Inc., a wholly owned subsidiary of FedEx Corporation, a position he maintained from 1998 until his retirement in 2006. From 1996 to 1998, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Caliber System, Inc. In 1995, he was the Chairman, President and Chief Executive Officer of Roadway Services, Inc. Mr. Sullivan is a graduate of Amherst College. He also is currently a director of Computer Task Group, Inc., Schneider National, Inc., and the Medical University of South Carolina Foundation, and is a commissioner on the Flight 93 National Memorial Federal Advisory Commission. Mr. Sullivan previously served on the board of directors of Gevity HR, Inc.
Mr. Sullivan’s operational experience, particularly with companies having large employee workforces across numerous geographical markets, as well as his executive, managerial and other board experience, make him qualified to serve on, and a valuable member of, the Board.
Louis F. Terhar
Mr. Terhar, has been Managing Director for Strategic Planning Advisors LLC, a firm specializing in strategic planning advice and operational improvement strategies, since February 2005. From 2004 to 2005, he served as President and Chief Executive Officer of Integris Metals, Inc., a processor and distributor of metals. From 2002 to 2003, Mr. Terhar served as President and Chief Executive Officer of Indian Motorcycle Company, a manufacturer of cruiser motorcycles, which filed for liquidation under California law for the benefit of its creditors under the supervision of its stockholder in October 2003. From 1989 to 2001, Mr. Terhar was employed by The David J. Joseph Company, serving as President and Chief Executive Officer from 1992 to 2000 and as President of the SHV North America/SHV Capital Ventures from 2000 to 2001. Mr. Terhar holds a B.S. in General Engineering from the United States Naval Academy, an M.B.A. in Finance from Syracuse University, and an A.L.M. in Government from Harvard University.

Mr. Terhar brings to the Board a unique and valuable perspective from the numerous executive and leadership positions he has held across a broad range of fields. Mr. Terhar’s diverse executive experience qualifies him to serve as a member of the Board.
J. Russell Triedman
Mr. Triedman is a partner at Goldberg Lindsay & Co. LLC, a registered investment advisor, and has been affiliated with Lindsay Goldberg since 2001. Previously, he worked as a principal at Bessemer Holdings from 2000 to 2001. He also worked as a director at Fox Paine & Company, LLC, a San Francisco-based private equity firm, in the mergers and acquisitions and high yield finance groups at Cravath, Swaine & Moore and in the private equity group of Brown Brothers Harriman & Co. Mr. Triedman earned a J.D. from the University of Chicago Law School and a Sc.B. in Applied Mathematics and Economics from Brown University. Mr. Triedman currently serves as a Director of Continental Energy Systems LLC, PAE Holding Corporation and Aviv REIT, Inc. Mr. Triedman previously served on the Board from 2002 until 2005.
Mr. Triedman’s experience and position with the Lindsay Goldberg Funds, his past experience as a member of the Company’s Board of Directors and his director and executive experience at numerous portfolio companies during his extensive career in the private equity industry provide exceptional management, finance, legal and operational background and perspective as well as industry expertise, which uniquely qualify him to serve as a member of the Board.

Corporate Governance
The Board of Directors
The Company is governed by the Board and its various committees that meet throughout the year. The Board and its committees have general oversight responsibility for the affairs of the Company. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders. The Board has adopted written corporate governance policies, principles and guidelines, known as the Corporate Governance Guidelines. In addition, the Company has a written code of conduct which applies to the Company’s directors and employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code.
Documents Available
All of the Company’s corporate governance materials, including the charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee, the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are published on the Company’s website, http://www.pike.com. These materials are also available in print to any stockholder upon request, by contacting the Company at: Pike Electric Corporation, 100 Pike Way, P. O. Box 868, Mount Airy, NC 27030, attn.: Investor Relations, or by telephone at (336) 719-4622. Any modifications to these corporate governance materials will be reflected on the Company’s website, and Pike intends to post any amendments or waivers to the Code of Ethics and Business Conduct (to the extent required to be disclosed pursuant to Form 8-K) at this location on the Company’s website.
Director Independence
The Board believes that a majority of its members are independent under both the applicable New York Stock Exchange rules and regulations (the “NYSE rules”), and the applicable SEC rules and regulations (the “SEC rules”). The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with Pike (either directly or as a partner, stockholder or officer of an organization that has a relationship with Pike). The NYSE rules require a board of directors to consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company and permit the board to adopt and disclose standards to assist the board in making determinations of independence. Accordingly, the Board has adopted the Director Independence Standards, which incorporate the independence standards of the NYSE rules, to assist the Board in determining whether a director has a material relationship with Pike. The Director Independence Standards are available on Pike’s website, http://www.pike.com, as an attachment to the Corporate Governance Guidelines.
In September 2011, the Board, with the assistance of the Nominating and Governance Committee, conducted an evaluation of director independence based on the Director Independence Standards. In connection with this review, the Board evaluated banking, commercial, charitable, consulting, family or other relationships with each director and immediate family members of each director and their related interests and Pike and its subsidiaries, including those relationships described below under “Certain Relationships and Related Party Transactions.” As a result of this evaluation, the Board affirmatively determined that none of Messrs. Bayless, Helvey, Pace, Sullivan and Terhar had a relationship with Pike other than in their capacity as directors and that each of them is an independent director under the Director Independence Standards, the NYSE rules and the SEC rules. The Board has also determined that each member of the Audit, Compensation and Nominating and Governance Committees (see membership information below) is independent. In addition, the Board determined that Mr. Pike was not independent due to his employment with the Company and that Messrs. Lindsay and Triedman were not independent due to their relationships with Lindsay Goldberg and its affiliates.

Board Leadership Structure
Specific elements of the Company’s board leadership structure are outlined in the Company’s bylaws and Corporate Governance Guidelines, as described below:

Chairman of the Board	The Board has appointed the Chief Executive Officer to the position of Chairman of the Board. Combining the roles of Chairman and Chief Executive Officer (i) enhances alignment between the Board and management in strategic planning and execution as well as operational matters, (ii) avoids the confusion over roles, responsibilities and authority that can result from separating the positions, and (iii) streamlines Board process in order to conserve time for the consideration of the important matters the Board needs to address. Mr. Pike currently serves as Chairman of the Board and as the Chief Executive Officer.

Lead Independent Director	The Lead Independent Director presides at executive sessions of non-management directors and at Board meetings at which the Chairman is not present, has the authority to call meetings of non-management directors, advises on the selection of committee chairs, advises the Chairman on the agenda for Board meetings and governance matters, and serves as a liaison between the Chairman and the independent directors. Mr. Sullivan currently serves as the lead independent director.

Independent Oversight	Independent directors comprise more than 60% of the Board and 100% of the Audit Committee, Compensation Committee, and the Nominating and Governance Committee.

Committee Chairs	All chairs of the Board’s committees are independent and are annually appointed by the Board, approve agendas and material for respective committee meetings, and act as liaison between committee members and the Board and between committee members and senior management.

Board Committees
The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The Board may also establish other committees from time to time as it deems necessary. Committee members and committee chairs are appointed by the Board. The members of the Board’s committees are identified in the following table:

Nominating &
Director	Audit	Compensation	Governance
J. Eric Pike
Charles E. Bayless	Chair	X	X
James R. Helvey III	X	Chair	X
Robert D. Lindsay
Peter Pace	X	X	Chair
Daniel J. Sullivan III	X	X	X
Louis F. Terhar	X	X	X
J. Russell Triedman
Each committee of the Board functions pursuant to a written charter adopted by the Board. The following table provides information about the operation and key functions of each Board committee:

			Number of
			Meetings in
Committee	Members	Functions and Additional Information	Fiscal 2011
Audit Committee	Charles E. Bayless (1) James R. Helvey III Peter Pace Daniel J. Sullivan III Louis F. Terhar
•     Acts on behalf of the Board in its oversight of accounting and financial reporting processes, internal controls and audit functions

•     Reviews and discusses with the independent registered public accounting firm the annual and quarterly financial statements and earnings releases

•     Considers and approves any non-audit services proposed to be performed by the independent registered public accounting firm

•     Oversees compliance with significant regulatory requirements, including FCPA

•     Assists the Board in its oversight of enterprise risk management

•     The Board has determined that Messrs. Bayless and Helvey are “audit committee financial experts” within the meaning of the regulations of the SEC

•     Reports regularly to the Board

			4

Compensation Committee	James R. Helvey III (1) Charles E. Bayless Peter Pace Daniel J. Sullivan III Louis F. Terhar	• Administers the executive compensation plans • Reviews and establishes the compensation of the executive officers • Reviews and approves compensation of the members of the Board • Reviews and approves employment offers and arrangements, and other benefits for each executive officer • Oversees regulatory compliance and risk regarding compensation matters • Reports regularly to the Board	5

Nominating & Governance Committee	Peter Pace (1) Charles E. Bayless James R. Helvey III Daniel J. Sullivan III Louis F. Terhar	• Identifies, evaluates and recommends director candidates to the Board • Reviews and approves related person transactions • Considers and recommends to the Board other actions relating to corporate governance • Reports regularly to the Board	4

(1)	Committee Chairman

Director Meeting Attendance
The Board held 6 meetings during fiscal 2011. Each incumbent director attended greater than 75 percent of Board and applicable committee meetings during fiscal 2011 while such director served as a member of the Board or such committee. It is the Board’s policy that the directors should attend our Annual Meeting of Stockholders absent exceptional circumstances. All incumbent directors attended the 2010 annual meeting of stockholders either in person or telephonically, except for Mr. Triedman who was elected to the Board after the 2010 annual meeting.
The Corporate Governance Guidelines provide that the non-management directors will meet in regularly scheduled executive sessions and, at least once annually, the independent directors will meet in an executive session. Mr. Sullivan, as the lead independent director, presides at the executive sessions of the non-management directors.
Director Nomination Process
The Nominating and Governance Committee is responsible for identifying individuals qualified to become members of the Board and for recommending to the Board the individuals for nomination as members. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Governance Committee applies the criteria set forth in the Corporate Governance Guidelines, which include considering:
•	a candidate’s roles and contributions to the business community;
•	a candidate’s personal qualities of leadership, character and judgment, and whether the candidate possesses and maintains a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;
•	relevant knowledge and diversity of background, viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to board heterogeneity;
•	whether a candidate is free of conflicts and has the time required for preparation for and attendance at all meetings; and
•	applicable listing standards of the NYSE.
The above-listed criteria is considered in light of (i) a stockholders agreement the Company entered into in 2002 with LGB Pike II LLC, an affiliate of Lindsay Goldberg, and certain other stockholders, including members of management, which requires LGB Pike II LLC and its affiliates to vote their shares of the Company common stock for J. Eric Pike to be a member of the Board for so long as he is the chief executive officer and controls at least 1,321,965 shares of the Company common stock and (ii) the Company’s relationship with Lindsay Goldberg and its affiliates.
During the selection process, the Nominating and Governance Committee will seek inclusion and diversity within the Board. The Nominating and Governance Committee may, at its discretion, hire third parties to assist in the identification and evaluation of director nominees.
Prior to joining the Board of directors in February 2011, Mr. Triedman was recommended to the Nominating and Governance Committee by Mr. Lindsay.

Stockholder Recommendations of Director Candidates
Recommendations by stockholders for director candidates to be considered for the 2012 annual meeting of stockholders must be delivered to the Company’s Secretary not earlier than the close of business on July 6, 2012 and not later than the close of business on August 5, 2012. Recommendations by stockholders for director candidates to be considered for inclusion in the proxy statement and form of proxy relating to the 2012 annual meeting of stockholders must be received no later than May 26, 2012.
Notice of a director nomination must be submitted in accordance with the requirements set forth in Pike’s amended and restated bylaws which include requirements to provide the name and address of the stockholder making the recommendation, a representation that the recommending stockholder is a record holder of Pike common stock, all information regarding the nominee that would be required to be set forth in a proxy statement and the consent of the nominee to serve as a director. Such information should be sent to: Nominating and Governance Committee, c/o Corporate Secretary, Pike Electric Corporation, 100 Pike Way, Mount Airy, North Carolina 27030. Appropriate submission of a recommendation by a stockholder does not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in the proxy statement; however, the Nominating and Governance Committee will consider any such candidate in accordance with the director nomination process described above.
Policy for Review of Related Person Transactions
The Company reviews relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in this proxy statement. In addition, the Nominating and Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.
As set forth in the Nominating and Governance Committee’s charter, which is available on the Company’s website, http://www.pike.com, in the course of its review and approval or ratification of a disclosable related person transaction, the committee considers: (i) the nature of the related person’s interest in the transaction; (ii) the material terms of the transaction, including, without limitation, the amount and type of transaction; (iii) the significance of the transaction to the related person; (iv) the significance of the transaction to the Company; (v) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and (vi) any other matters the committee deems appropriate.
The Board’s Role in Risk Oversight
The Audit Committee reviews with management and oversees the risk management policies and procedures for identifying, monitoring, evaluating and managing key financial and accounting risk exposures, including the system of internal controls and financial reporting. The Compensation Committee is responsible for reviewing the compensation practices and the relationship among risk, risk management and compensation. The Nominating and Governance Committee reviews and oversee issues that may create governance risks, such as board composition, director selection, director and management succession planning, and related person transactions. The Board also reviews selected risk topics directly as circumstances warrant and routinely receives reports from management regarding enterprise risk assessments and risk management practices.

Compensation Committee Consultant
The Compensation Committee has sole authority under its charter to retain compensation consultants and to approve such consultants’ fees and retention terms. In May 2010, the Compensation Committee retained Compensation Advisory Partners, LLC (“CAP”) to act as its independent advisor and to provide it with advice and support on executive compensation issues. The independence of CAP, as compensation consultant, has been reviewed and confirmed by the Compensation Committee. Neither CAP nor any of its affiliates provide any services to Pike except for services related solely to executive officer and director compensation.
Communications with the Board of Directors
Stockholders and other interested parties can communicate directly with any of Pike’s directors, including its non-management directors, by sending a written communication to a director c/o Corporate Secretary at 100 Pike Way, PO Box 868, Mount Airy, North Carolina 27030. In addition, any party who has concerns about the accounting, internal controls or auditing matters may contact the Audit Committee directly at such address or by calling toll-free 1-800-997-7718. Such communications may be confidential or anonymous. All such communications are promptly reviewed before being forwarded to the addressee. Any concerns relating to accounting, internal controls, auditing matters or officer conduct are sent immediately to the chair of the Audit Committee. Pike generally will not forward to directors a stockholder communication that Pike determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about Pike.

Director Compensation
The Company’s director compensation policy provides that each director who is considered “independent” within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual will receive compensation for service on the Board. Non-independent directors (currently Messrs. Pike, Lindsay and Triedman) receive no compensation for their service as directors. The following table shows the compensation paid to each “independent” director who served on the Board in fiscal 2011:
2011 Director Compensation Table

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)(1)	($)(2)	($)
Charles E. Bayless	50,000	70,000	120,000
James R. Helvey III	50,000	70,000	120,000
Peter Pace	41,000	70,000	111,000
Daniel J. Sullivan III	52,500	70,000	122,500
Louis F. Terhar	42,500	70,000	112,500

(1)	The amounts shown in this column represent the aggregate amounts of all fees earned or paid in cash for services as a director in fiscal 2011.

(2)	Represents the full grant date fair value of stock awards computed in accordance with FASB Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Generally, the full grant date fair value is the amount that Pike would expense in the financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to the audited, consolidated financial statements included in the Annual Report on Form 10-K. These amounts reflect the accounting expense and do not correspond to the actual value that will be recognized by the directors.

The following table shows the number of shares of restricted stock held by each non-employee director as of June 30, 2011:

Shares of Restricted
Common Stock
Outstanding
Name	(#)
Charles E. Bayless	12,533
James R. Helvey III	13,185
Peter Pace	9,729
Daniel J. Sullivan III	11,756
Louis F. Terhar	12,533
The Compensation Committee reviews and approves compensation of the members of the Board. In approving director compensation, the Compensation Committee considers recommendations of its outside compensation consultant and makes such modifications it deems appropriate. The Board approved the director compensation policy in October 2009, following consultation with its former outside advisor, Aon Consulting. Compensation for Pike’s independent directors is as follows:
•	an annual fee of $25,000 in cash payable in quarterly installments;
•	$1,000 in cash for each Board meeting attended;
•	$500 in cash for each committee meeting attended;
•	$15,000 annual retainer for the Lead Independent Director and the chair of the Audit Committee;
•	$10,000 annual retainer for the chairs of the Compensation Committee and the Nominating and Governance Committee;
•	an annual grant of $70,000 in shares of restricted stock upon election to the Board at the annual stockholders’ meeting, vesting in full on the earlier of the first anniversary of the grant date or the next annual stockholders’ meeting; and
•	reimbursement of reasonable expenses incurred for attending Board and committee meetings.

Compensation Discussion and Analysis
This section explains Pike’s executive compensation program as it relates to the following “named executive officers” of the Company:

J. Eric Pike	Chairman of the Board and Chief Executive Officer
Anthony K. Slater	Executive Vice President and Chief Financial Officer
Audie G. Simmons	Executive Vice President of Operations
James R. Fox	General Counsel, Vice President of Risk Management and Secretary
James T. Benfield	President, Pike Electric, LLC
This discussion includes statements regarding financial and operating performance targets in the limited context of the executive compensation program. Investors should not evaluate these statements in any other context. These are not statements of management’s expectations of future results or guidance.
This discussion is divided into four parts:

I.	Executive Summary
II.	Executive Compensation Program Objectives
III.	Determining Executive Compensation for Fiscal 2011
IV.	Other Benefits and Executive Compensation Policies
I. Executive Summary
The Company entered fiscal 2011 expecting a challenging year, especially given the fragile nature of the global economic environment and the uncertainty about levels of demand from customers. As a result, the Board took several actions at the beginning of the year related to the executive compensation program:
•	kept in place base salary reductions voluntarily made by the named executive officers during fiscal 2010;
•	decided not to adopt a formulaic annual bonus plan for its named executive officers for fiscal 2011, and instead to determine any annual bonus for the year on a discretionary basis after the end of the year; and
•	delayed the date for annual grants of long-term equity awards by approximately six months — from the beginning of the fiscal year to mid-year — due to historical fluctuations in the Company’s stock price based on hurricane season activities.
After the end of fiscal 2011, the Compensation Committee of the Board (the “Committee”) reviewed the Company’s performance for purposes of determining whether any discretionary annual bonuses should be awarded. The Committee determined that the Company performed above expectations, with $0.04 earnings per share for the fiscal year. Based on these results, the Committee determined to award the named executive officers with discretionary cash bonuses for fiscal 2011 ranging from 50% to 75% of base salary, which is consistent with historic target annual bonus levels.

II. Executive Compensation Program Objectives
The executive compensation programs are designed to further the goals of continued long-term success and creation of stockholder value. The primary objectives of the compensation policies are to:
•	Attract and retain executive officers of outstanding quality by offering competitive annual base salaries;
•	Reward the achievement of annual financial performance and strategic goals that the Board and management believe will lead to long-term growth in stockholder value;
•	Align executive officers’ interests with those of stockholders through equity awards; and
•	Reinforce a culture of teamwork, customer satisfaction and workforce safety and promote revenue growth, which the Board and management believe are essential to maintaining a competitive advantage in Pike’s industry.
To accomplish these objectives, the compensation philosophy is as follows:
•	Position base salaries between the 50th and 75th percentiles of executive compensation market surveys approved by the Committee;
•	Position target awards for annual and long-term performance between the 50th and 75th percentiles of the approved compensation market surveys and of companies identified and approved by the Committee as representing a peer group for Pike;
•	Position total cash compensation and total direct compensation at or above the 50th percentile of the approved compensation market surveys and the approved peer group;
•	Obtain updated market information at least every two years from the Committee’s consultant for both executive compensation market surveys and peer group companies approved by the Committee;
•	Establish performance metrics and targets for annual incentives that will result in total cash compensation above the targeted range when Pike performs well and below the targeted range when Pike does not; and
•	Align executive officers’ interests with long-term stockholder interests by making annual grants of long-term incentive awards, in the form of a balanced mix of stock options and restricted stock units, which vest over three years and result in total direct compensation realized over time that should be above the targeted range when Pike performs well and below the targeted range when Pike does not.
The Committee oversees the compensation program for the executive officers with the assistance of senior management. The Committee reviews, approves and determines all elements of compensation for each named executive officer.

III. Determining Executive Compensation for Fiscal 2011
Elements of Compensation
The compensation program has three principal elements:

Element	Description	Purpose

Base Salary	Fixed cash compensation based on position, responsibility, individual performance, tenure and potential	Provide a competitive, fixed, baseline level of cash compensation

Annual Bonus Plan	Cash payment tied to performance during the fiscal year	Motivate officers to achieve annual strategic and financial goals

Long-Term Incentive Compensation	Restricted stock units and stock options. Awards vest in equal annual increments over a three year period	Attract officer talent, promote retention, motivate officers to achieve long-term strategic and financial goals, and align to long-term stockholder interests
The Committee believes the use of these elements provides an appropriate balance between rewarding performance, both short and long-term, and encouraging retention.
Base Salaries
Base salaries are the foundation of the compensation program. They provide a fixed, baseline level of cash compensation based on each executive officer’s position, responsibilities, individual performance, tenure and potential. Base salary levels also impact amounts paid under other elements of the executive compensation program, including annual bonuses, long-term performance awards and retirement benefits. The base salaries of executive officers are set at levels intended to be competitive with other companies engaged in similar activities and with other businesses of comparable size and scope that compete with the Company for executive talent. To attract and retain the level of talent necessary for the Company to succeed, the Committee expects that the base salaries generally will be between the 50th and 75th percentiles of the range of base salaries for comparable positions when compared to the executive compensation market surveys and the Company’s peer group. Based on benchmarking conducted in 2010, the named executive officers’ base salary levels were generally positioned between the median and 75th percentile of the peer group used, and subsequently the Company’s CEO voluntarily reduced his base salary by 15% and the other executive officers voluntarily reduced their base salaries by 10% due to the difficult economy in which the Company operated in an effort to reduce fixed overhead expenses. The annual base salary rates of the named executive officers are as follows:

FY 2011
Name	Base Salary
J. Eric Pike	$676,260
Anthony K. Slater	$390,150
Audie G. Simmons	$411,900
James R. Fox	$330,453
James T. Benfield	$342,867

Annual Bonus Plan
Annual Bonus Plan for Fiscal 2011. The Committee determined in September 2010 that the executive officers would not participate in the Annual Bonus Plan for fiscal 2011 and that any bonus awarded to an executive officer for fiscal 2011 would be determined by the Committee, in its discretion, after fiscal 2011 based upon the Company’s and the executive’s performance during the fiscal year. The Committee determined that a formulaic approach was not appropriate for fiscal 2011 for the named executive officers given the fragile nature of the global economy at the beginning of fiscal 2011 and unpredictable return to traditional levels of demand by customers for the Company’s construction services.
The Committee assessed performance for fiscal 2011 after the end of the year and recognized the strong progress achieved towards the accomplishment of a number of major strategic and operating initiatives in 2011, including:
•	return to profitability;
•	safety incident rate;
•	exceeding budget targets in revenues; and
•	large contract awards, including with the MCA-T in Tanzania and with SCE&G.
Based on such performance, the Committee made discretionary bonus awards to the named executive officers in the following amounts:

FY 2011
Name	Bonus Amount
J. Eric Pike	$516,949
Anthony K. Slater	$218,709
Audie G. Simmons	$251,893
James R. Fox	$168,404
James T. Benfield	$174,730
These bonus awards represented amounts that are consistent with historic target annual bonus levels for the named executive officers, as a percentage of base salary paid.
Annual Bonus Plan for Fiscal Year 2012. Based on strong fiscal 2011 performance and anticipated improvements in certain markets in which Pike competes, the Committee determined that the named executive officers would participate in an annual bonus plan in fiscal 2012 substantially similar to that in which they participated in fiscal 2010, rather than a purely discretionary program. As in prior years, the plan for fiscal year 2012 provides each executive officer the opportunity to receive an annual cash award based on the achievement of corporate performance goals and individual performance. The criteria adopted for payment of the executive officers’ awards is as follows:

Criteria	Rationale
Earnings Per Share (“EPS”) (before incentive accrual)	Focuses executives on improving financial performance on an annual basis.

Company-wide safety measured by the OSHA recordable incident rate for the fiscal year (“Safety Goal”)	Workforce safety is a very high priority for Pike and impacts not only the health and welfare of employees but is continuously monitored and evaluated by customers.

Individual achievement of three specified personal goals (“Personal Goals”)	Provides financial reward for achievement of strategic initiatives and high priority projects assigned to specific individuals.

The Committee established EPS as the primary goal in the weighting of these factors. In fact, no awards can be earned for fiscal 2012 regardless of the achievement of the Safety Goal or Personal Goals unless the threshold level of EPS is achieved, as the Committee believes being a profitable enterprise is a condition precedent to an incentive award being paid. The Committee believes this balanced mix of performance measures will be an effective motivator because these metrics correlate directly with the historical success factors of the Company and the executives’ ability to impact these performance results is clear.
Each executive officer has been assigned a target award based on a percentage of base salary, a threshold level below which no amounts would be payable, and a maximum award representing 150% of such executive’s target award. Payouts would be determined on a linear basis for achievement between threshold and target and between target and maximum award levels. The Committee believes the bonus targets and criteria have been established at levels that are achievable but require a sustained level of high performance in areas important to continued success and growth. The Committee approved incentive targets as a percentage of base salary paid based on the Committee’s views of the scope of the job and market data, and the approved target awards for fiscal 2012 for the named executive officers are:

FY 2012 Target Bonus
(as a % of
Name	Base Salary Paid)
J. Eric Pike	75%
Anthony K. Slater	55%
Audie G. Simmons	60%
James R. Fox	50%
James T. Benfield	50%
Long-Term Incentive Compensation
The third key element of the compensation program is providing equity incentives to employees to align their interests with the long-term interests of stockholders, encourage retention, and provide an incentive to achieve long-term strategic goals. The Company maintains both the 2005 and 2008 Omnibus Incentive Compensation Plans under which the Company may grant equity awards. See “Proposal Two — Amendment of the 2008 Omnibus Incentive Compensation Plan” for additional details about the 2008 Omnibus Incentive Compensation Plan.
The Committee grants long-term equity incentive compensation through awards of stock options and restricted stock units that vest in equal amounts over a three year period commencing on the date of grant. The Committee believes that stock options provide officers with an incentive for future financial performance since these options will not be of value to executives unless the Company continues to achieve its strategic goals and cause its stock price to increase. The Committee believes restricted stock units with time-based vesting provide a reasonable incentive for officers to perform, an opportunity for officers’ interests to be aligned with stockholders upon grant of the award, and an effective employment retention tool. In fiscal 2011, the Committee also determined that, given the beneficial ownership by Messrs. Pike and Simmons of common stock, any restricted stock units granted to them for the foreseeable future should be settled in cash rather than shares of common stock.
The Committee sets the long-term incentive award level based on a percentage of base salary by taking into the account the goal of positioning total direct compensation opportunities between the median and 75th percentiles of the market survey data and peer group information.

Historically, the Company granted long-term equity incentive awards early in the fiscal year — usually in August or early September. The Committee took a fresh look at this practice for fiscal 2011, and especially took note of the historical fluctuations in the Company’s stock price based on hurricane season activities. As a result, the Committee decided to defer granting long-term equity awards approximately six months until its mid-year meeting.
The Committee approved the following long-term incentive awards for the executive officers for fiscal 2011: Mr. Pike — $1,014,349; Mr. Slater — $323,824; Mr. Simmons — $370,705; Mr. Fox - $247,840; and Mr. Benfield — $205,716. These amounts were awarded to each executive 50% in restricted stock units and 50% in stock options (the portion in stock options being determined using a Black-Scholes stock option valuation methodology). The table below summarizes the number of restricted stock units and stock options awarded to executive officers in February 2011, where restricted stock units were valued on the date of award approval and the stock options were priced on the first business day of the month immediately following the date of award approval pursuant to the equity award policy:

	Restricted Stock Units	Stock Options
Name	(#)	(#)
J. Eric Pike	58,633	116,603
Anthony K. Slater	18,718	37,225
Audie G. Simmons	21,428	42,614
James R. Fox	14,326	28,490
James T. Benfield	11,891	23,648
In addition, the Committee made a one-time grant of options to Mr. Slater to purchase 12,500 shares of Pike common stock in recognition of his leadership and efforts in connection with business acquisitions over the past three years.
Role of Compensation Consultant
In May 2010, the Committee retained Compensation Advisory Partners (CAP) as its compensation consultant regarding executive officer and director compensation. At the Committee’s request, CAP reviewed the compensation program and amounts paid to executive officers for fiscal 2010 and the proposed amounts for fiscal 2011, confirmed to the Committee that these amounts were consistent with the compensation philosophy and did not recommend any changes to compensation program target award opportunities for executive officers.
Compensation Benchmarking
In making its compensation decisions, the Committee relied upon comparisons of Pike’s compensation programs and amounts relative to the compensation paid to similarly-situated executives. This approach ensured that the compensation programs and cost structure allowed Pike to remain competitive in its markets. The following companies were identified as members of the peer group for compensation review purposes for fiscal 2011: Comfort Systems USA; Dycom Industries, Inc.; Insituform Technologies, Inc.; Integrated Electrical Services; Mastec Inc.; Matrix Service Co.; Michael Baker Corporation; MYR Group, Inc.; Quanta Services, Inc.; Tetra Tech, Inc.; and Willbros Group Inc.
The Committee believed that the peer group was representative of the sector in which Pike operated at the time of determining fiscal 2011 compensation, and the group was chosen based on the relative size of the companies as measured by revenue, EBITDA, market capitalization, industry space, and the role and responsibilities of the companies’ executive officers.

The Committee targets the aggregate value of total compensation for executive officer positions between the 50th and 75th percentile of the total compensation for such positions among the peer group. The Committee believes this target level of total compensation opportunity is necessary to attract and retain executive officers with the necessary experience and skills for a company of Pike’s size and scope. All total compensation amounts for executive officers were between the 50th and 75th percentile of the compensation amounts for their positions in the peer group. Based on benchmarking conducted in 2010, total target compensation levels for the named executive officers were all positioned between the median and 75th percentile of the peer group. The actual target compensation for each individual executive may in the future be higher or lower than the targeted market position based on factors such as individual skills, experience, contribution and performance, internal equity and other factors that the Committee deems relevant for an individual executive. In addition, actual compensation results (e.g., amounts earned and paid each year) may in the future be higher or lower than the targeted amounts based on corporate and individual performance.
IV. Other Benefits and Executive Compensation Policies
401(k) Savings Plan and Deferred Compensation Plan
The Company maintains a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Tax Code”) for substantially all employees who are not subject to collective bargaining agreements, including the named executive officers. Employee elective deferral contributions to the 401(k) plan are made on a pre-tax basis. Contributions by the named executive officers are limited by the Tax Code.
During fiscal 2011, the Company adopted the Pike Compensation Deferral Plan in order to provide the named executive officers and certain other eligible employees a means to save for retirement on a tax-deferred basis beyond the Tax Code limits. Participants may also receive limited employer matching contributions to make up for certain matching contributions that could not be made to the 401(k) plan due to the Tax Code limits. The plan is an unfunded, unsecured arrangement offering participants several deemed investment alternatives that operates similarly to the 401(k) plan. The Company maintains a rabbi trust to informally fund the plan. The assets in the trust remain general assets of the Company, and do not offer protection for plan participants in the event of corporate insolvency.
Medical Benefits and Insurance
Officers, including the executive officers, are eligible to participate in group medical benefits insurance program, which includes group health, dental and vision, on the same basis as other employees. Officers, including the executive officers, participate in a fully insured medical expense reimbursement plan which provides up to $7,500 each year to cover healthcare expenses at a cost to the Company of $6,505 per officer for the 2011 plan year.
Life and Disability Insurance
Pike provided its officers, including executive officers, (a) basic life insurance with a death benefit of two times current base salary capped at $750,000 and supplemental life insurance with a death benefit of one times current base salary capped at $750,000, (b) accidental death and dismemberment insurance with a death benefit of two times current base salary capped at $750,000, (c) basic short-term and long-term group disability benefits, plus an individual supplemental long-term disability policy, that together provide 100% of salary for the first six months and 65% of salary for the remainder of the disability coverage period (generally ending no later than age 65 or a later date specified in the policy for disability that commences after age 60), and (d) supplemental accidental death and dismemberment coverage with a death benefit of $250,000.

Retirement
Pike has an informal retirement policy that, upon the retirement of an executive officer who is at least 55 years of age and has been an employee for 10 years or more, the officer will be entitled to receive the following: (a) the Company vehicle used by the officer at the time of retirement or the cash value of such vehicle; (b) continued medical, dental and vision coverage (not including medical or dental expense reimbursement plan benefits); and (c) continued life insurance coverage in the amount equal to two times current base salary capped at $750,000. Continuation of medical, dental, vision and life for the officer will continue until the earlier of the date the officer attains age 65 or becomes eligible for Medicare. Coverage will also end if the officer becomes eligible for coverage under another program. Spouses and other dependents of the officer also receive post-retirement group medical, dental and vision coverage through age 65 for spouses and generally through age 26 for other dependents.
Other Benefits
Officers, including the executive officers, are each provided with a Company vehicle and fuel. The Company also provides income tax gross-up payments to executives in order to compensate them for taxes which may be imposed based upon their personal use of a Company vehicle and fuel. In accordance with Mr. Pike’s employment agreement, he is eligible for up to fifty hours of personal use of Company aircraft per year so long as this use does not interfere with the normal business use of the aircraft. The Committee reviews and approves all perquisites paid to executive officers.
Policy Regarding Timing of Equity Grants
Executives derive value from their options based on the appreciation in the value of the underlying shares of Pike common stock. The exercise or base price is the average of the intraday high and low prices of Pike common stock on the NYSE on the date the awards are granted. In addition, Pike has a policy of granting options on the first business day of the month immediately following the date of award approval. Pike does not coordinate the timing of awards with the release of material non-public information.
Agreements with Executives
The Company has entered into employment agreements and long-term equity agreements with each executive officer. The employment agreements provide each executive officer with an annual base salary, the opportunity for annual incentive compensation, and certain other benefits and employment terms.
Payments and Benefits Upon Termination or Change in Control
The Company does not have any change in control agreements with its executive officers. However, the employment agreements of each executive officer provide for severance payments and benefit continuation in the event of termination of employment under certain circumstances. The intent of the program is to attract key executives to the Company as well as assure the services of key executives and the continuity of operations during periods of uncertainty associated with potential changes in control. The Committee evaluated both the need and amounts of severance payment and benefits to ensure they achieve overall compensation objectives. This evaluation included a review by Aon Consulting of the then current best practices with respect to the length of severance periods. The potential severance payments are in keeping with the overall compensation philosophy of providing total compensation and benefits that are competitive with the 50th to 75th percentile of such benefits in the labor market and designed with the objective of protecting stockholder interests. When approving such agreements, the Committee determined that the severance periods and amounts contained in the employment agreements for executive officers were consistent with those offered to similarly situated executives and necessary to achieve the Company’s overall compensation objectives.

Mr. Pike’s employment agreement provides that, if his employment is terminated by the Company without Cause or by him for Good Reason (as such terms are defined in his employment agreement), Mr. Pike will be entitled to receive two years of his then current annual base salary and the continuation for two years of health and welfare benefits that he was receiving as of the last day of his employment. In addition, all unvested stock options and restricted stock then held by Mr. Pike will automatically become vested and exercisable if his employment is terminated by the Company without Cause, by him for Good Reason or due to his death, Disability (as defined in his employment agreement) or legal incapacity. The foregoing severance benefits are subject to Mr. Pike abiding by the confidentiality, non-disclosure, non-solicitation and non-competition provisions of his employment agreement.
Under the terms of the employment agreements with executive officers other than Mr. Pike, if any such executive is terminated for any reason other than death, Disability or Cause or if such executive resigns for Good Reason (as each such term is defined in the relevant employment agreement), he will be entitled to (a) cash severance payments equal to 12 months of his annual base salary at the time of termination, payable in equal monthly installments, or, at the discretion of the Board in a lump sum and (b) continuation of his health and welfare benefits for a period equal to the lesser of (i) 12 months or (ii) the period ending on the date he first becomes entitled to health insurance benefits under any plan maintained by any person for whom he provides services as an employee or otherwise. The foregoing severance benefits are subject to such executive entering into and not revoking a release of claims in favor of the Company and abiding by the non-competition provisions of the agreement. In addition, the agreements provide the Company the ability to extend the term of the executive’s restrictive covenant obligations for a subsequent 12 month period, as long as the Company continues to provide the executive with the foregoing severance benefits for the subsequent 12-month period.
Although the Company does not have change-in-control agreements with executives, the 2005 Omnibus Incentive Compensation Plan and the 2008 Omnibus Incentive Compensation Plan contain provisions that trigger upon a “change in control” as defined in such plans. Under the plans, unless awards are assumed or replaced in connection with the transaction, all outstanding awards will automatically be deemed exercisable and vested without restriction immediately prior to such change of control, and all performance units and cash incentive awards will be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been obtained.
Tax and Accounting Considerations
Section 162(m) of the Tax Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to certain covered executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. The Committee carefully considers the impact of Section 162(m) in designing compensation programs for, and in making compensation decisions affecting, Section 162(m) covered executives. In order to maintain flexibility in compensating executive officers, the Committee has not adopted a policy that all compensation must be deductible for federal income tax purposes.

Executive Compensation Tables
The following tables and related narratives present the compensation information for the fiscal years ended June 30, 2011, 2010 and 2009, concerning the named executive officers for fiscal 2011, in the format specified by the SEC.
I. Fiscal 2011 Summary Compensation Table

				Stock	Option	All Other
Name and	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
J. Eric Pike (1)	2011	676,260	516,949	507,175	507,174	78,268	2,285,826
Chairman and	2010	728,745	—	596,694	596,694	60,396	1,982,529
Chief Executive Officer	2009	780,000	—	834,998	585,004	78,960	2,278,962

Anthony K. Slater	2011	390,150	218,709	161,911	197,472	25,997	994,239
Executive Vice President and	2010	409,160	—	179,902	179,901	29,108	798,071
Chief Financial Officer	2009	368,572	—	306,282	148,700	28,339	851,893

Audie G. Simmons	2011	411,900	251,893	185,352	185,353	32,208	1,066,706
Executive Vice President	2010	431,886	—	205,943	205,947	36,341	880,117
of Operations	2009	444,336	—	199,949	199,950	35,057	879,292

James R. Fox	2011	330,453	168,404	123,920	123,920	33,874	780,571
General Counsel, Vice President	2010	346,262	—	137,687	137,689	24,521	646,159
of Risk Management and	2009	344,760	—	129,284	129,286	44,592	647,922
Secretary

James T. Benfield	2011	342,867	174,730	102,857	102,859	27,265	750,578
President, Pike Electric, LLC	2010	359,436	—	114,287	114,290	36,704	624,717
	2009	366,311	—	109,892	109,889	30,909	617,001

(1)	Mr. Pike does not receive any compensation for his service on the Board.
Bonus (Column (d))
The amount shown in the “Bonus” column represents discretionary bonus awards approved in June 2011 for achievement of strategic and operating initiatives. See “Compensation Discussion and Analysis” above.
Stock Awards (Column (e))
The amount shown in the “Stock Awards” column represents the grant date fair value of stock awards granted in the subject year computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that Pike would expense in its financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to the audited, consolidated financial statements included in the Annual Report on Form 10-K. These amounts reflect accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.
Option Awards (Column (f))
The amount shown in the “Option Awards” column represents the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that Pike would expense in its financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to the audited, consolidated financial statements included in the Annual Report on Form 10-K. These amounts reflect the accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

All Other Compensation (Column (g))
The following table describes each component of the “All Other Compensation” column for fiscal 2011. The amounts shown reflect the incremental cost to Pike for each of the benefits.

	Personal Use	Personal Use	Tax
	of Company	of Company	Reimbursement	Health	401(k)	Unused
	Aircraft	Vehicle	Payments	Insurance	Employer	Vacation	Total
Name	($)	($)	($)	($)	Contributions ($)	($)	($)

Mr. Pike	50,661	12,701	8,401	6,505	—	—	78,268
Mr. Slater	—	10,197	6,744	6,505	2,551	—	25,997
Mr. Simmons	—	4,696	3,106	6,505	2,059	15,842	32,208
Mr. Fox	—	10,353	6,848	6,505	—	10,168	33,874
Mr. Benfield	—	7,336	4,852	6,505	1,978	6,594	27,265
For fiscal 2011, personal use of aircraft was calculated based on aggregate incremental cost to the Company for each hour of personal aircraft usage. The incremental costs include fuel, repair costs, parking and runway fees and other similar variable costs. Personal use of Company vehicle represents the approximate cost to the Company of ownership, maintenance, insurance and fuel for the executive’s vehicle. Tax reimbursement payments represent the approximate cost to the Company for tax gross-up payments to the executives in connection with their personal use of Company vehicles. Health insurance represents the premium payable by the Company for such executive’s participation in a medical expense reimbursement plan. With respect to unused vacation, up to 40 hours of such unused vacation may be rolled into the next year with any remaining balance converted to cash compensation in an amount equal to the number of unused vacation hours multiplied times the employee’s current rate of pay. The amount shown above represents the unused vacation converted to cash compensation in fiscal 2011.
II. 2011 Grants of Plan Based Awards
The following table shows grants of plan-based awards approved for the named executive officers during the fiscal year ended June 30, 2011.

			Stock Awards	Option Awards
				Number of		Closing Market	Grant Date Fair
			Number of	Securities		Price of	Value of Stock
			Shares of	Underlying		Security on	and Option
	Grant	Approval	Stock or Units	Options	Exercise Price	Date of Grant	Awards
Name	Date	Date	(#)(1)	(#)(2)	($/Sh)	($)(3)	($)(4)

Mr. Pike	02/02/2011	02/02/2011	58,633	—	—	—	507,175
	03/01/2011	02/02/2011	—	116,603	9.61	9.50	507,174

Mr. Slater	10/01/2010	09/01/2010	—	12,500	7.27	7.27	35,558
	02/02/2011	02/02/2011	18,718	—	—	—	161,911
	03/01/2011	02/02/2011	—	37,225	9.61	9.50	161,913

Mr. Simmons	02/02/2011	02/02/2011	21,428	—	—	—	185,352
	03/01/2011	02/02/2011	—	42,614	9.61	9.50	185,353

Mr. Fox	02/02/2011	02/02/2011	14,326	—	—	—	123,920
	03/01/2011	02/02/2011	—	28,490	9.61	9.50	123,920

Mr. Benfield	02/02/2011	02/02/2011	11,891	—	—	—	102,857
	03/01/2011	02/02/2011	—	23,648	9.61	9.50	102,859

(1)	Amounts set forth in this column reflect grants of restricted stock units under the 2008 Omnibus Incentive Compensation Plan. These restricted stock unit grants vest in equal installments on the first, second and third anniversary of the grant date.

(2)	Amounts set forth in this column reflect grants of options under the 2008 Omnibus Incentive Compensation Plan. These option grants vest in equal installments on the first, second and third anniversary of the grant date.

(3)	In accordance with SEC rules, Pike has included this additional column because the exercise price of options Pike awards is based on the mean between the highest and lowest prices at which Pike common stock was sold on the date of grant rather than the closing price on the date of grant.

(4)	Amounts set forth in this column represent the grant date fair value of stock awards and option awards computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see the Notes to the audited, consolidated financial statements included in the Annual Report on Form 10-K.
III. Outstanding Equity Awards at Fiscal Year-End 2011
The following table shows the outstanding equity awards held by the named executive officers at June 30, 2011.

	Option Awards					Stock Awards
	Number of	Number of				Number of		Market Value of
	Securities	Securities				Shares		Shares or
	Underlying	Underlying				or Units of		Units of
	Unexercised	Unexercised		Option		Stock That		Stock That
	Options	Options		Exercise		Have Not		Have
	(#)	(#)		Price	Option	Vested		Not Vested
Name	Exercisable	Unexercisable		($)	Expiration Date	(#)		($)(1)

Mr. Pike	424,217	—		3.80	4/18/2012	—		—
	343,746	—		6.51	10/21/2014	—		—
	428,571	—		14.00	7/27/2015	—		—
	27,159	—		18.41	11/1/2016	—		—
	65,650	32,825	(2)	14.25	10/1/2018	—		—
	—	—		—	—	12,319	(3)	108,900
	—	—		—	—	37,212	(4)	328,954
	37,639	75,278	(5)	11.33	9/1/2019	—		—
	—	—		—	—	58,633	(6)	518,316
	—	116,603	(7)	9.61	3/1/2021	—		—

Mr. Slater	24,000	6,000	(8)	18.18	8/1/2016	—		—
	—	—		—	—	5,000	(9)	44,200
	24,000	6,000	(10)	18.41	11/1/2016	—		—
	10,000	—		18.41	11/1/2016	—		—
	—	—		—	—	5,000	(11)	44,200
	20,000	—		16.16	5/1/2018	—		—
	16,687	8,344	(2)	14.25	10/1/2018	—		—
	—	—		—	—	3,132	(3)	27,687
	—	—		—	—	5,000	(12)	44,200
	—	—		—	—	11,220	(4)	99,185
	11,348	22,696	(5)	11.33	9/1/2019	—		—
	8,333	4,167	(2)	7.27	10/1/2020	—		—
	—	—		—	—	18,718	(6)	165,467
	—	37,225	(7)	9.61	3/1/2021	—		—

Mr. Simmons	231,378	—		3.80	4/18/2012	—		—
	61,904	—		6.51	10/21/2014	—		—
	38,690	—		14.00	7/27/2015	—		—
	10,000	—		18.41	11/1/2016	—		—
	—	—		—	—	5,000	(13)	44,200
	24,000	6,000	(14)	15.70	12/1/2016	—		—
	—	—		—	—	4,211	(3)	37,225
	22,438	11,220	(2)	14.25	10/1/2018	—		—
	—	—		—	—	12,844	(4)	113,541
	12,991	25,982	(5)	11.33	9/1/2019	—		—
	—	—		—	—	21,428	(6)	189,424
	—	42,614	(7)	9.61	3/1/2021	—		—

	Option Awards					Stock Awards
	Number of	Number of				Number of		Market Value of
	Securities	Securities				Shares		Shares or
	Underlying	Underlying				or Units of		Units of
	Unexercised	Unexercised		Option		Stock That		Stock That
	Options	Options		Exercise		Have Not		Have
	(#)	(#)		Price	Option	Vested		Not Vested
Name	Exercisable	Unexercisable		($)	Expiration Date	(#)		($)(1)

Mr. Fox	—	—		—	—	5,000	(11)	44,200
	24,000	6,000	(10)	18.41	11/1/2016	—		—
	—	—		—	—	2,723	(15)	24,071
	14,508	7,255	(2)	14.25	10/1/2018	—		—
	—	—		—	—	8,587	(4)	75,909
	8,685	17,371	(5)	11.33	9/1/2019	—		—
	—	—		—	—	14,326	(6)	126,642
	—	28,490	(7)	9.61	3/1/2021	—		—

Mr. Benfield	89,977	—		3.80	4/18/2012	—		—
	61,904	—		6.51	10/21/2014	—		—
	38,690	—		14.00	7/27/2015	—		—
	10,000	—		18.41	11/01/2016	—		—
	20,050	10,026	(16)	8.81	11/03/2018	—		—
	—	—		—	—	3,832	(17)	33,875
	—	—		—	—	7,128	(4)	63,012
	7,209	14,419	(5)	11.33	9/1/2019	—		—
	—	—		—	—	11,891	(6)	105,116
	—	23,648	(7)	9.61	3/1/2021	—		—

(1)	The amounts set forth in this column were calculated by multiplying the closing market price of Pike’s Common Stock on June 30, 2011 ($8.84) by the number of shares, units or other rights held on such date.

(2)	These options vest in their entirety on October 1, 2011.

(3)	These restricted shares vest in their entirety on September 24, 2011.

(4)	These restricted stock units vest in equal annual installments from August 19, 2011 to August 19, 2012.

(5)	These options vest in equal annual installments from September 1, 2011 to September 1, 2012.

(6)	These restricted stock units vest in equal annual installments from February 2, 2012 to February 2, 2014.

(7)	These options vest in equal annual installments from March 1, 2012 to March 1, 2014.

(8)	These options vested in their entirety on August 1, 2011.

(9)	These restricted shares vested in their entirety on August 1, 2011.

(10)	These options vest in their entirety on November 1, 2011.

(11)	These restricted shares vest in their entirety on October 10, 2011.

(12)	These restricted shares vest in their entirety on April 29, 2012.

(13)	These restricted shares will vest in their entirety on November 27, 2011.

(14)	These options vest in their entirety on December 1, 2011.

(15)	These restricted shares vest in equal annual installments from September 24, 2010 to September 24, 2011.

(16)	These options vest in their entirety on November 3, 2011.

(17)	These restricted shares vest in their entirety on October 13, 2011.

IV. 2011 Option Exercises and Stock Vested
The following table shows the number of shares acquired and the value realized during the fiscal year ended June 30, 2011 upon vesting of restricted stock or units previously granted to each of the named executive officers. No stock options were exercised by the named executive officers during fiscal 2011.

	Option Awards		Stock Awards
	Number of shares	Value realized	Number of shares or units	Value realized
	acquired on exercise	on exercise	acquired on vesting	on vesting
Name	(#)	($)	(#)	($)(1)
Mr. Pike	—	—	102,353	926,840
Mr. Slater	—	—	13,740	118,884
Mr. Simmons	—	—	17,080	145,383
Mr. Fox	—	—	7,015	55,293
Mr. Benfield	—	—	13,844	120,674

(1)	Values were determined by multiplying the number of shares or units, as applicable, that vested by the per-share fair market value of Pike common stock on the vesting date.
V. 2011 Potential Payments Upon Termination or Change of Control
The following is a summary of certain compensation agreements that Pike has with, and certain plans that Pike maintains for, its executive officers, including the named executive officers, and other material information necessary to an understanding of the Summary Compensation Table and Grants of Plan-Based Awards table above. The following tables show the estimated benefits payable to each named executive officer in the event of the executive officer’s termination of employment under various scenarios or a change of control of Pike. The amounts shown assume termination of employment or a change of control on June 30, 2011. The amounts do not include payments or benefits provided under insurance or other plans that are generally available to all salaried employees.
Arrangements with J. Eric Pike
Mr. Pike entered into an amended and restated employment agreement on September 24, 2008, that was amended on May 1, 2009. The employment agreement provides for an initial one-year employment term commencing July 1, 2008, after which the agreement automatically extends for additional one-year periods, subject to both Mr. Pike’s and the Company’s right to terminate the agreement upon at least 60 days written notice prior to the expiration of each such term.
The employment agreement provides a base annual salary of $780,000, which may be adjusted up but not down by the Compensation Committee. However, for the fiscal year ended June 30 2011, Mr. Pike voluntarily adjusted his base salary downward to $676,260. In addition to his base salary, Mr. Pike is eligible to receive an annual incentive opportunity and to participate in the long-term incentive plan on such terms and conditions and in such amounts as adopted and approved by the Compensation Committee. The employment agreement also provides Mr. Pike the ability to use the Company aircraft for up to 50 flight hours per year for personal use.
Under the terms of the employment agreement, if Mr. Pike’s employment is terminated by the Company without Cause or by Mr. Pike for Good Reason (as such terms are defined below), Mr. Pike will be entitled to receive two years of his then current annual base salary and the continuation for two years of the health, life, disability and other benefits that he was receiving as of the last day of his employment. If Mr. Pike’s employment is terminated by the Company without Cause or due to his death, Disability (as defined in the employment agreement) or legal incapacity or by him for Good Reason, all unvested equity compensation awards then held by Mr. Pike or his estate will automatically become vested and exercisable. If Mr. Pike’s employment is terminated for any other reason, Mr. Pike will be entitled to receive only earned but unpaid benefits.

As defined in Mr. Pike’s employment agreement, “Cause” means Mr. Pike is either (i) convicted of a felony involving moral turpitude or (ii) guilty of gross neglect or willful misconduct in carrying out his duties, resulting in material harm to the Company, unless he believed in good faith he acted in the Company’s best interests; provided, that, with respect to (ii) above, Mr. Pike will have a 30-day cure period to eliminate the circumstances that are claimed to constitute Cause unless such circumstances are not capable of being cured. Mr. Pike may terminate his employment for “Good Reason” if (i) he is assigned duties or responsibilities that are inconsistent with his position as President and Chief Executive Officer, (ii) he suffers a reduction in, or material, adverse interference with, the authorities and duties associated with his position, (iii) the duties of his position change in a materially adverse manner from those at the date his employment agreement was executed or (iv) he is required to relocate to an employment location that is more than 50 miles from his employment location on the execution date of his employment agreement; provided, that the Company will have a 30-day cure period to eliminate the circumstances that are claimed to constitute Good Reason unless such circumstances are not capable of being cured.
If Mr. Pike becomes subject to excise taxes under Section 4999 of the Tax Code, the Company will make a tax gross-up payment to him in an amount sufficient to cover such excise taxes and any interest or penalties thereon. However, if such excise taxes would not be applicable if the value of his payments and benefits were reduced by 5%, Mr. Pike will forfeit the amount of such payments and benefits necessary to avoid incurring such excise taxes and the Company will not have an obligation to provide a tax gross-up payment in connection therewith. If required to forfeit a portion of the payments and benefits, Mr. Pike would choose the particular payments and benefits to be reduced.
The Company may terminate Mr. Pike’s employment due to Disability or legal incapacity if, based upon independent medical advice, the Board determines that due to physical or mental illness Mr. Pike is unable to perform his customary duties for (i) 120 consecutive business days, if he fails to return to his duties within five days of written notice of the end of that 120-day period, or (ii) 130 business days in any 12-month period. In any such event, Mr. Pike is entitled to a continuation of his base salary and other benefits during the 120-day or 130-day period, in addition to the acceleration of any unvested equity compensation awards at such time, as noted above.
Mr. Pike is subject to a non-solicitation provision for 24 months after termination of his employment, as well as a confidentiality provision. In addition, Mr. Pike has agreed to refrain from engaging in certain activities that are competitive with the Company and its business for a period of five years after the termination of his employment. Mr. Pike is entitled to indemnification in his position to the fullest extent permitted by the laws of Delaware.
The Company provides life insurance with a death benefit equal to two times annual base salary capped at $750,000. Additionally, the Company provides supplemental term life insurance with a death benefit equal to one times annual base salary capped at $750,000, basic accidental death coverage with a death benefit equal to two times annual base salary capped at $750,000 and supplemental accidental death and dismemberment coverage with a death benefit of $250,000. In the event Mr. Pike becomes disabled, basic short-term and long-term group disability plans, coupled with an individual supplemental long-term disability policy, provide 100% of salary for the first six months and 65% of salary for the remainder of the disability coverage period (generally ending no later than age 65 or a later date specified in the policy for disability that commences after age 60).

The following table sets forth the amounts payable to Mr. Pike upon termination of his employment or a “change in control” (as defined below in the 2005 Omnibus Incentive Compensation Plan or 2008 Omnibus Incentive Compensation Plan) on June 30, 2011.

			Termination
			without
	Termination		Cause or for
	for Cause or	Termination	Good Reason	Termination		Change- in-
	without	without	following a	due to	Termination	Control
Benefits and Payments	Good	Cause or for	Change-in-	Disability or	due to	(No
Upon Termination	Reason	Good Reason	Control	Incapacity(1)	Death(1)	Termination)
Base Salary (2)	$—	$1,352,520	$1,352,520	$—	$—	$—
Restricted Stock (3)	—	108,900	108,900	108,900	108,900	108,900
Restricted Stock Units (4)	—	956,170	956,170	956,170	956,170	956,170
Health Insurance (5)	—	38,383	38,383	—	—	—
Life Insurance (6)	—	—	—	—	1,427,000	—
Accidental Death and Dismemberment (7)	—	—	—	—	1,000,000	—
Short-Term Disability Coverage	—	—	—	338,130	—	—
Long-Term Disability Coverage (8)	—	—	—	9,428,755	—	—

Total:	$—	$2,455,973	$2,455,973	$10,831,955	$3,492,070	$1,065,070

(1)	Pursuant to the terms of Mr. Pike’s employment agreement, all unvested stock options and restricted stock will vest upon his death, Disability or legal incapacity.

(2)	Represents 24 months salary continuation.

(3)	Represents the value of restricted shares of common stock held at June 30, 2011, based upon the closing market price on June 30, 2011 ($8.84) of the shares of common stock. These restricted shares would vest in full both upon a “change in control” under the terms of, and as defined in, the 2005 Omnibus Incentive Compensation Plan and 2008 Omnibus Incentive Compensation Plan (each discussed below), assuming the awards are not assumed or replaced in the transaction, and also under the terms of Mr. Pike’s employment agreement upon termination of his employment due to his resignation for Good Reason or termination without Cause (each as defined above).

(4)	Represents the value of restricted stock units held at June 30, 2011, based upon the closing market price on June 30, 2011 ($8.84) of shares of Pike common stock. These restricted stock units would vest in full both upon a “change in control” under the terms of, and as defined in, the 2005 Omnibus Incentive Compensation Plan and 2008 Omnibus Incentive Compensation Plan (each discussed below), assuming the awards are not assumed or replaced in the transaction, and also under the terms of Mr. Pike’s employment agreement upon termination of his employment due to his resignation for Good Reason or termination without Cause (each as defined above).

(5)	Represents the estimated incremental cost to the Company of medical, dental and vision plan continuation coverage for 24 months.

(6)	Represents proceeds from Company paid basic term life insurance policy with the benefit equal to two-times annual base salary capped at $750,000 plus the proceeds from Company paid supplemental term life insurance policy with the benefit equal to one-times annual base salary capped at $750,000.

(7)	Represents proceeds from Company provided basic accidental death and dismemberment policy with the benefit equal to two-times annual base salary capped at $750,000 and a $250,000 death benefit from Company provided supplemental accidental death and dismemberment policy.

(8)	Represents aggregate payments to the executive on a non-discounted basis, assuming full disability through age 65. In the event Pike would be required to fund the full amount of the long-term disability payments for all named executive officers as of June 30, 2011, the entire amount of Pike’s commitment for such payments is insured.
Arrangements with Other Named Executive Officers
Messrs. Slater, Simmons, Fox and Benfield entered into amended and restated employment agreements in June 2009, the terms of which are substantially similar, although Mr. Benfield’s employer is a subsidiary, Pike Electric, LLC. Under the employment agreements, the executive is paid a base annual salary, which is reviewed annually by the Board’s Compensation Committee, and is entitled to participate in the other benefit plans and programs available to officers.

The employment agreements also provide that if the executive is terminated for any reason other than death, Disability or Cause or if the executive resigns for Good Reason (each as defined below), the executive will be entitled to (a) cash severance payments equal to 12 months of the executive’s annual base salary at the time of termination, payable in equal monthly installments and (b) continuation of the executive’s medical and health insurance benefits for a period equal to the lesser of (i) 12 months or (ii) the period ending on the date the executive first becomes eligible to health insurance benefits under any plan maintained by any person for whom the executive provides services as an employee or otherwise. If the executive’s employment is terminated for Cause, then the executive will be paid all accrued and unpaid base salary through the date of termination. Similarly, in the event that the executive resigns without Good Reason, the executive will be paid all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which the Company will have no further obligations under the executive’s employment agreement. Finally, in the event of an executive’s termination of employment due to the executive’s death or Disability, the executive or the executive’s estate will receive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which the Company will have no further obligations under the executive’s employment agreement.
The Company provides life insurance with a death benefit equal to two times annual base salary capped at $750,000. Additionally, the Company provides supplemental term life insurance with a death benefit equal to one times annual base salary capped at $750,000, basic accidental death coverage with a death benefit equal to two times annual base salary capped at $750,000 and supplemental accidental death and dismemberment coverage with a death benefit of $250,000. In the event an executive becomes disabled, basic short-term and long-term group disability plans, coupled with an individual supplemental long-term disability policy, provide 100% of salary for the first six months and 65% of salary for the remainder of the disability coverage period (generally ending no later than age 65 or a later date specified in the policy for disability that commences after age 60).
Under the employment agreements, the term “Cause” is defined as the executive’s (i) continued willful failure to substantially perform his duties, (ii) willful engagement in gross misconduct materially and demonstrably injurious to the Company or (iii) material breach of certain provisions of his employment agreement, such as non-competition and non-solicitation provisions, and his failure to cure such breach upon written notice by the Company, if any. “Good Reason” is defined as (i) a material reduction in an executive’s title or responsibilities, (ii) the requirement that the executive relocate to an employment location that is more than 50 miles from his employment location on the effective date of his employment agreement, or (iii) the Company’s failure to cure its material breach of certain provisions of the employment agreements, such as employment duties and compensation provisions, upon written notice to the Company. Finally, “Disability” is defined as having the same meaning set forth in any long-term disability plan in which the executive participates, and in the absence of such a plan means that, due to physical or mental illness, the executive failed to perform his duties on a full-time basis for 180 consecutive days and did not return on a full-time basis before the end of such period.
The employment agreements also contain confidentiality provisions and non-competition and non-solicitation covenants. Each executive has agreed to neither compete with the Company nor solicit its customers, suppliers or employees for the twelve months following termination of his employment. The foregoing severance benefits are subject to the executive entering into and not revoking a release of claims in favor of the Company and abiding by the restrictive covenant provisions in his agreement.

The following table sets forth the amounts payable to Messrs. Slater, Simmons, Fox and Benfield upon termination of his employment or a “change in control” (as defined below in the 2005 Omnibus Incentive Compensation Plan or 2008 Omnibus Incentive Compensation Plan) on June 30, 2011.

			Termination
			without
	Termination		Cause or for
	for Cause or	Termination	Good Reason			Change- in-
	without	without	following a	Termination due	Termination	Control
Benefits and Payments	Good	Cause or for	Change-in-	to Disability or	due to	(No
Upon Termination	Reason	Good Reason	Control	Incapacity	Death	Termination)

Anthony K. Slater
Base Salary (1)	$—	$390,156	$390,156	$—	$—	$—
Unvested Stock Options (2)	—	—	36,836	36,836	36,836	36,836
Restricted Stock (3)	—	—	160,287	71,887	71,887	160,287
Restricted Stock Units (4)	—	—	264,652	264,652	264,652	264,652
Health Insurance (5)	—	19,192	19,192	—	—	—
Life Insurance (6)	—	—	—	—	1,141,000	—
Accidental Death & Dismemberment (7)	—	—	—	—	1,000,000	—
Short-Term Disability Coverage	—	—	—	195,078	—	—
Long-Term Disability Coverage (8)	—	—	—	5,898,769	—	—

Total:	$—	$409,348	$871,123	$6,467,222	$2,514,375	$461,775

Audie G. Simmons
Base Salary (1)	$—	$411,900	$411,900	$—	$—	$—
Restricted Stock (3)	—	—	81,425	37,225	37,225	81,425
Restricted Stock Units (4)	—	—	302,965	302,965	302,965	302,965
Health Insurance (5)	—	19,192	19,192	—	—	—
Life Insurance (6)	—	—	—	—	1,162,000	—
Accidental Death & Dismemberment (7)	—	—	—	—	1,000,000	—
Short-Term Disability Coverage	—	—	—	205,950	—	—
Long-Term Disability Coverage (8)	—	—	—	2,382,842	—	—

Total:	$—	$431,092	$815,482	$3,928,982	$2,502,190	$384,390

James R. Fox
Base Salary (1)	$—	$330,456	$330,456	$—	$—	$—
Restricted Stock (3)	—	—	68,271	24,072	24,072	68,271
Restricted Stock Units (4)	—	—	202,551	202,551	202,551	202,551
Health Insurance (5)	—	19,192	19,192	—	—	—
Life Insurance (6)	—	—	—	—	992,000	—
Accidental Death & Dismemberment (7)	—	—	—	—	911,000	—
Short-Term Disability Coverage	—	—	—	165,228	—	—
Long-Term Disability Coverage (8)	—	—	—	429,593	—	—

Total:	$—	$349,648	$620,470	$821,444	$2,129,623	$270,822

James T. Benfield
Base Salary (1)	$—	$342,864	$342,864	$—	$—	$—
Unvested Stock Options (2)	—	—	88,630	88,630	88,630	88,630
Restricted Stock (3)	—	—	33,875	33,875	33,875	33,875
Restricted Stock Units (4)	—	—	168,128	168,128	168,128	168,128
Health Insurance (5)	—	19,192	19,192	—	—	—
Life Insurance (6)	—	—	—	—	1,029,000	—
Accidental Death & Dismemberment (7)	—	—	—	—	936,000	—
Short-Term Disability Coverage	—	—	—	171,432	—	—
Long-Term Disability Coverage (8)	—	—	—	3,349,610	—	—

Total:	$—	$362,056	$652,689	$3,811,675	$2,255,633	$290,663

(1)	Represents 12 months salary continuation.

(2)	Represents the value of unvested stock options held at June 30, 2011, based upon the amount by which the closing market price on June 30, 2011 ($8.84) of the shares of common stock underlying those options exceeded the exercise price of such options. These stock options would vest in full upon a “change in control” under the terms of, and as defined in, the 2005 Omnibus Incentive Compensation Plan and 2008 Omnibus Incentive Compensation Plan (each discussed below), assuming the awards are not assumed or replaced in the transaction,. All stock options awarded under either the 2002 Stock Option Plan A or 2002 Stock Option Plan B are vested. Certain award agreements entered into in September 2008 and thereafter provide that any unvested stock options will vest upon the executive’s death or Disability.

(3)	Represents the value of restricted shares of common stock held at June 30, 2011, based upon the closing market price on June 30, 2011 ($8.84) of the shares of common stock. These restricted shares would vest in full upon a “change in control” under the terms of, and as defined in, the 2005 Omnibus Incentive Compensation Plan and 2008 Omnibus Incentive Compensation Plan (each discussed below), assuming the awards are not assumed or replaced in the transaction. Certain award agreements entered into in September 2008 and thereafter provide that any restricted shares will vest upon the executive’s death or Disability.

(4)	Represents the value of restricted stock units held at June 30, 2011, based upon the closing market price on June 30, 2011 ($8.84) of the shares of common stock. These restricted stock units would vest in full upon a “change in control” under the terms of, and as defined in, the 2005 Omnibus Incentive Compensation Plan and 2008 Omnibus Incentive Compensation Plan (each discussed below), assuming the awards are not assumed or replaced in the transaction. Certain award agreements entered into in August 2009 and thereafter provide that any restricted stock units will vest upon the executive’s death or Disability.

(5)	Represents the estimated incremental cost to the Company of health and dental plan continuation coverage for 12 months.

(6)	Represents the proceeds from Company paid basic term life insurance policy with the benefit equal to two times annual base salary capped at $750,000 plus the proceeds from Company paid supplemental term life insurance policy with the benefit equal to one-times annual base salary capped at $750,000.

(7)	Represents proceeds from Company provided basic accidental death and dismemberment policy with a benefit equal to two times annual base salary capped at $750,000 and a $250,000 death benefit from Company provided supplemental accidental death and dismemberment.

(8)	Represents aggregate payments to the executive on a non-discounted basis, assuming full Disability through age 65. In the event Pike would be required to fund the full amount of the long-term disability payments for all named executive officers as of June 30, 2010, the entire amount of Pike’s commitment for such payments is insured.
Compensation Plans
The executives are eligible for awards of stock options, stock appreciation rights, restricted stock, cash incentive awards and other equity-based awards under both the 2005 Omnibus Incentive Compensation Plan and the 2008 Omnibus Incentive Compensation Plan. In the event of a “change of control” of the Company, if the awards are not assumed or replaced in connection with the transaction, any outstanding awards granted (e.g., options, restricted stock, restricted stock units) then held by participants will automatically be deemed exercisable and vested without restriction immediately prior to such change of control, and all performance units and cash incentive awards will be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been obtained.
For the purposes of the 2005 Omnibus Incentive Compensation Plan, a “change of control” occurs in the following circumstances: (i) when, during any 24 consecutive month period, individuals who were directors at the beginning of such period cease at any time during such period to constitute a majority of the Board; (ii) upon a merger, consolidation or similar corporate transaction involving the Company or, if voting securities are issued in connection with any such transaction, its subsidiaries; (iii) upon the sale of all or substantially all assets to a person that is not an affiliate of Pike if stockholder approval is required under the laws of the Company’s jurisdiction of incorporation; (iv) when Pike’s stockholders approve a plan of complete liquidation or dissolution of Pike, unless such liquidation or dissolution is part of a transaction described in paragraphs (ii) or (iii) above that does not qualify as a change of control; or (v) when a person or group (other than Lindsay Goldberg, Pike, its affiliates or any employee benefit plan sponsored or maintained by Pike or its affiliates) becomes the beneficial owner of Pike voting securities representing 20% or more of the combined voting power of Pike’s then outstanding voting securities and such percentage exceeds the voting power of Pike securities beneficially owned by Lindsay Goldberg and its affiliates.

For the purposes of the 2008 Omnibus Incentive Compensation Plan, a “change of control” occurs in the following circumstances: (i) when, during any 24 consecutive month period, individuals who were directors at the beginning of such period cease at any time during such period to constitute a majority of the Board; (ii) when a person or group (other than Lindsay Goldberg, Pike, its affiliates or any employee benefit plan sponsored or maintained by Pike or its affiliates) becomes the beneficial owner of Pike voting securities representing 35% or more of the combined voting power of Pike’s then outstanding voting securities; (iii) upon a merger, consolidation or similar corporate transaction involving the Company or, if voting securities are issued in connection with any such transaction, its subsidiaries; (iv) upon the sale of all or substantially all assets to a person that is not an affiliate of Pike; or (v) when Pike stockholders approve a plan of complete liquidation of the Company.
Officer Retirement Benefits
Pike has an informal retirement policy that, upon the retirement of an executive officer who is at least 55 years of age and has been an employee for 10 years or more, the officer will be entitled to receive the following: (a) the company vehicle used by the officer at the time of retirement or the cash value of such vehicle; (b) continued medical, dental and vision coverage (not including medical or dental expense reimbursement plan benefits); and (c) continued life insurance coverage (at $100,000 benefit level). Continuation of medical, dental, vision and life for the officer will continue until the earlier of the date the officer attains age 65 or becomes eligible for Medicare. Coverage will also end if the officer becomes eligible for coverage under another program. Spouses and other dependents of the officer also receive post-retirement group medical, dental and vision coverage through age 65 for spouses and generally through age 26 for other dependents.
Risk Analysis of Compensation Programs
The Company’s executive compensation programs are designed to motivate officers to achieve business goals and to reward executives for achieving those goals, including executive officers. At the same time, the programs are designed to avoid providing incentives for officers to make decisions that expose the Company to excessive risks. The components of the executive compensation programs that help mitigate excessive risks include: (i) strong Compensation Committee discretion and oversight, including the use of an independent third party consultant; (ii) a balanced mix of short and long-term pay; (iii) the use of multiple performance metrics; (iv) multi-year vesting requirements for equity awards; and (v) incentive plan caps.

Additional Information About Directors and Executive Officers
Executive Officers
J. Eric Pike. Mr. Pike, age 43, is the Chairman of the board of directors and Chief Executive Officer. Mr. Pike has been President of Pike since 1998, Chief Executive Officer since 2002 and Chairman since July 2005. Additional information about Mr. Pike can be found above under “Election of Directors”.
Anthony K. Slater. Mr. Slater, age 41, has been Chief Financial Officer since August 2006 and Executive Vice President since May 2009. Mr. Slater is responsible for financial reporting and the supervision of all finance and accounting functions, corporate planning, and mergers and acquisitions. Prior to assuming this position, Mr. Slater served as the Vice President of Finance beginning in February 2006. Mr. Slater served as the Chief Financial Officer of Universal Solutions International, Inc., a provider of supply chain analysis and reverse logistic services, from January 2005 to December 2005 and as Vice President of Finance and Accounting as well as Secretary from July 2003 until December 2004. Prior to joining Universal Solutions, he served as Vice President of Accounting and Financial Reporting for Konover Property Trust Inc., a self-administered REIT, from 1999 to 2002. Mr. Slater graduated from North Carolina State University with a B.A. in Accounting and also is a certified public accountant.
Audie G. Simmons. Mr. Simmons, age 55, has been the Executive Vice President of Operations since October 2008 and serves as the principal operating officer. Mr. Simmons has over 25 years of operational experience with Pike, including serving as the Senior Vice President of Operations from November 2006 until November 2008 and as Vice President of Fleet and Operations immediately prior to becoming Senior Vice President of Operations.
James R. Fox. Mr. Fox, age 65, has been the General Counsel, Corporate Secretary and Vice President of Risk Management since October 2006. His responsibilities include managing all legal matters as well as overseeing its human resources and risk management functions. Mr. Fox was previously a partner with Howrey & Simon in Washington, D.C. and Bell, Davis & Pitt in Winston Salem, North Carolina, where he spent over thirty years practicing in the areas of commercial and securities litigation, arbitration and mediation, and general business law. Mr. Fox received a B.A. in History from Duke University and his J.D. from the Duke University School of Law, where he was a member of the Editorial Board of the Duke Law Journal.
James T. Benfield. Mr. Benfield, age 49, has been President of Pike Electric, LLC since October 2010 and previously was the Senior Vice President of Operations since November 2008. He is responsible for managing and supervising Pike Electric, LLC, whose operational focus is on construction and maintenance of substation, distribution (underground and overhead) and transmission with voltages up to 345 kV with a non-unionized workforce throughout the South, Southeast and Midatlantic United States. He joined the Company in 1985 as a project manager. Previously, he has served as a regional vice president of operations in several operating regions. Mr. Benfield received a B.S. in Electrical Engineering from North Carolina State University.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, requires Pike’s executive officers, directors and certain persons who beneficially own more than 10% of Pike common stock to file with the SEC initial reports of ownership and reports of changes in ownership of Pike common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required to furnish Pike copies of all ownership reports they file. Based solely on a review of the copies of the reports that the Company received and written representations that no other reports were required, Pike believes that its executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during fiscal 2011, except that Anthony Slater and James Benfield each filed one late Form 4 during fiscal 2011 with respect to shares withheld for taxes upon vesting of restricted stock.

Related Person Transactions
Pike, LGB Pike LLC, a company affiliated with Lindsay Goldberg, and certain other stockholders, including certain of Pike’s officers, are parties to a stockholders agreement dated April 18, 2002, as amended, which provides such stockholders registration rights for their shares of Pike common stock. Specifically, each of the stockholders party to the stockholders agreement has “piggyback” registration rights where, if Pike proposes to register any Pike securities for sale for Pike’s own account, other than a registration in connection with an employee benefit or similar plan or an acquisition or an exchange offer, Pike will be required to provide them the opportunity to participate in such registration. In addition to its piggyback registration rights, LGB Pike LLC and its affiliates have the right to require Pike to file registration statements, or “demand registrations,” covering shares of Pike common stock that they hold. On September 7, 2006, Pike filed a registration statement registering the resale of 8,000,000 shares of Pike common stock held by LGB Pike II LLC, which was declared effective by the SEC on September 19, 2006. The stockholders agreement also requires LGB Pike II LLC and its affiliates to vote their shares of Pike common stock for J. Eric Pike to be a member of the Board for so long as he is the Chief Executive Officer and controls at least 1,321,965 shares of Pike common stock.
Compensation Committee Interlocks and Insider Participation
Charles E. Bayless, James R. Helvey III, Peter Pace, Daniel J. Sullivan III and Louis F. Terhar served on the Compensation Committee in fiscal 2011. None of the directors who served on the Compensation Committee in fiscal 2011 has ever served as one of the Company’s officers or employees. During fiscal 2011, none of the Company’s executive officers served as a director or member of the Compensation Committee (or other committee performing similar functions) of any other entity of which an executive officer served on the board of directors or its compensation committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and Pike’s Annual Report on Form 10-K for the year ended June 30, 2011.
Submitted by the Compensation Committee of the Board of Directors.
James R. Helvey III, Chair
Charles E. Bayless
Peter Pace
Daniel J. Sullivan III
Louis F. Terhar

Audit Committee Report
The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and audit functions of Pike Electric Corporation (the “Company”), including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Management has primary responsibility for the Company’s consolidated financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2011. This review included a discussion of the quality and acceptability of the Company’s financial reporting and internal controls. During the past fiscal year, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee also received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.
Based on the reviews, discussions and disclosures referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the fiscal year ended June 30, 2011 be included in its Annual Report on Form 10-K for such fiscal year.
Submitted by the Audit Committee of the Board of Directors.
Charles E. Bayless, Chair
James R. Helvey III
Peter Pace
Daniel J. Sullivan III
Louis F. Terhar

Proposal 2 — Amendment of the
2008 Omnibus Incentive Compensation Plan
Pike currently maintains the 2008 Omnibus Incentive Compensation Plan (the “Plan”), which was approved by Pike’s stockholders in 2007 when it was first adopted. Under the Plan, Pike has reserved a number of shares of Pike common stock for issuance to directors, officers, employees and consultants in a variety of forms, including stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance units and other equity-based awards. The Plan also provides for cash incentive awards. The Plan’s term is currently scheduled to expire on December 31, 2017.
The Plan serves a critical purpose in Pike’s compensation philosophy and programs. Annual and long-term incentive opportunities provided through awards under the Plan are a major element of the executive compensation program. Awards under the Plan serve the interests of stockholders by:
•	providing the Compensation Committee with an appropriate array of compensation tools for delivering market-competitive compensation opportunities to attract, retain and motivate key service providers;
•	through equity-based awards, aligning the interests of participants with the long-term interests of stockholders;
•	through performance-based awards, providing incentive compensation opportunities tied to business performance results that help drive stockholder value; and
•	through awards that qualify as “performance-based compensation” under Section 162(m) of the Tax Code, maximizing corporate tax deductions for compensation.
In order to provide a sufficient pool of equity to operate the compensation program, the Board of Directors has adopted, subject to stockholder approval, an amendment and restatement of the Plan to add 2,500,000 shares of Pike common stock to the pool of shares available for awards and to extend the Plan’s term by four years, from December 31, 2017 to December 31, 2021. Pike refers to the Plan as modified by this amendment and restatement as the “Amended Plan.” The Amended Plan is nearly identical in design to the current Plan, but also has certain important differences described in this section.
The material terms of the Amended Plan are summarized below. This summary of the Amended Plan is not intended to be a complete description of the Amended Plan and is qualified in its entirety by the actual text of the Amended Plan, which is attached as Appendix A to this Proxy Statement.
Material Features of the Plan
General
The Amended Plan provides that awards may be in any of the following forms: (i) options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Tax Code, (ii) non-statutory stock options (“NSOs”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards, (v) restricted stock units (“RSUs”), (vi) performance units, (vii) cash incentive awards, (viii) deferred share units and (ix) other equity-based or equity-related awards.

Plan Administration
Like the current Plan, the Amended Plan is administered by the Compensation Committee of the Board (or such other committee as the Board may designate to administer the Plan) (the “Committee”). Subject to the terms of the Amended Plan and applicable law, the Committee has the sole authority to administer the Amended Plan, including the authority to grant awards under the Amended Plan, interpret the Amended Plan, establish rules and make all other determinations necessary for the administration of the Amended Plan. The Committee presently consists of Charles E. Bayless, James R. Helvey III, Peter Pace, Daniel J. Sullivan III and Louis F. Terhar, each of whom is a non-employee director. Day-to-day administrative functions of the Amended Plan will be performed by Pike employees, and the Committee may delegate to officers or managers the authority to grant awards under the Amended Plan.
Shares Available For Awards
Subject to adjustment as provided below, the aggregate number of shares of Pike common stock that may be delivered pursuant to awards granted under the Amended Plan would be 5,000,000, made up of the 2,500,000 shares originally approved by stockholders under the Plan in 2007 plus an additional 2,500,000 shares if the Amended Plan is approved by the stockholders. As under the current Plan, a maximum of 500,000 shares may be delivered pursuant to ISOs granted under the Amended Plan. The current Plan provides that no more than 500,000 shares may be awarded as restricted shares. The Amended Plan contains no such limit.
The current Plan provides that no more than 600,000 shares may be awarded to a participant for a given fiscal year. This individual award limit is necessary for stock options, SARs and certain other performance-based awards under the Plan to qualify as “performance-based compensation” under Section 162(m) of the Tax Code and thereby be fully deductible to Pike. The Amended Plan changes this individual award limit to provide Pike with more flexibility in designing awards that qualify as “performance-based compensation” under Section 162(m). Under the Amended Plan, the maximum number of shares for each type of award (other than cash incentive awards) intended to constitute “performance-based compensation” under Section 162(m) granted to any participant in any fiscal year will not exceed the following: options/SARs, 600,000; performance-based restricted stock/RSUs, 600,000; and share-based performance units, 600,000.
As under the current Plan, if an award granted under the Amended Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of shares, then the shares covered by the award will again be available to be delivered pursuant to awards under the Amended Plan. In addition, any shares surrendered or tendered to cover taxes or pay the applicable exercise price for an award will again be available to be delivered pursuant to awards under the Amended Plan. Only net shares issued upon exercise of an SAR will be counted against the share pool. Awards settled in cash will not count against the share pool.
Awards may, in the discretion of the Committee, be granted under the Amended Plan in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by Pike or with which Pike combine. Such substitute awards do not count against the aggregate number of shares available for awards under the Amended Plan.
Any shares of Pike common stock issued under the Amended Plan may consist, in whole or in part, of original issue shares, treasury stock or shares purchased in the open market or otherwise.
Eligibility
Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of Pike or its affiliates is eligible to participate in the Amended Plan. As of June 30, 2011, approximately 4,600 employees and the seven non-employee directors would have been eligible to receive grants under the Amended Plan.

Stock Options
The Committee may grant both ISOs and NSOs under the Amended Plan. Except in connection with certain substitute awards, the exercise price for options cannot be less than the fair market value (as defined in the Amended Plan) of Pike common stock on the grant date. In the case of ISOs granted to an employee who, at the time of the grant of an option, owns stock representing more than 10% of the voting power of all classes of Pike stock or the stock of any of Pike’s affiliates, the exercise price cannot be less than 110% of the fair market value of a share of Pike common stock on the grant date. All options granted under the Amended Plan will be NSOs unless the applicable award agreement expressly states that the option is intended to be an ISO. All terms and conditions of all grants of ISOs will be subject to and comply with Section 422 of the Tax Code and the regulations promulgated thereunder. All ISOs and NSOs are intended to qualify as “performance-based compensation” under Section 162(m) of the Tax Code.
The Committee will determine and include in each award agreement the conditions upon which options will become vested and exercisable. Pike’s general award practice under the current Plan has been to have options vest in equal amounts over a three year period commencing on the date of grant. The term of each option will be determined by the Committee, except that no option will be exercisable after ten years from the grant date. The exercise price may be paid with cash (or its equivalent) or, in the sole discretion of the Committee, with previously acquired shares of Pike common stock or through delivery of irrevocable instructions to a broker to sell Pike common stock otherwise deliverable upon the exercise of the option (provided that there is a public market for Pike common stock at such time), or a combination of any of the foregoing, including cashless exercises.
Stock Appreciation Rights
The Committee may grant SARs under the Amended Plan either alone or in tandem with, or in addition to, any other award permitted to be granted under the Plan. SARs granted in tandem with, or in addition to, an award may be granted either at the same time as the award or at a later time. Except in connection with certain substitute awards, the exercise price of each share of Pike common stock covered by a SAR cannot be less than the fair market value of such share on the grant date. Upon exercise of a SAR, the holder will receive cash, shares of Pike common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess over the exercise price, if any, of the fair market value of the common stock subject to the SAR at the exercise date. All SARs are intended to qualify as “performance-based compensation” under Section 162(m) of the Tax Code. Subject to the provisions of the Plan and the applicable award agreement, the Committee will determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR.
The Committee may substitute, without the consent of affected participants or holders, SARs settled in cash or in shares of Pike common stock for outstanding NSOs. However, (i) the substitution must not modify the terms of any such outstanding NSOs, (ii) the number of shares of common stock underlying the SARs used in the substitution must be the same as the number of shares of common stock underlying such outstanding NSOs and (iii) the exercise price of the SARs used in the substitution must be equal to the exercise price of such outstanding NSOs.

Restricted Shares and Restricted Stock Units
Subject to the provisions of the Amended Plan, the Committee may grant restricted shares and RSUs. Restricted shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Amended Plan or the applicable award agreement, except that the Committee may determine that restricted shares and RSUs may be transferred by the participant. Upon the grant of a restricted share, a certificate will be issued and registered in the name of the participant and deposited by the participant, together with a stock power endorsed in blank, with Pike or a custodian designated by the Committee or Pike. Upon the lapse of the restrictions applicable to such restricted share, Pike or the custodian, as applicable, will deliver such certificate to the participant or his or her legal representative (unless the shares are held in book entry form).
An RSU will have a value equal to the fair market value of a share of Pike common stock. RSUs may be paid in cash, shares of Pike common stock, other securities, other awards or other property, as determined by the Committee, upon the lapse of restrictions applicable to such RSU or in accordance with the applicable award agreement. The Committee may, on such terms and conditions as it may determine, provide a participant who holds restricted shares or RSUs with dividends or dividend equivalents, payable in cash, shares of Pike common stock, other securities, other awards or other property. If a restricted share or RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Tax Code, the requirements described below in “— Performance Compensation Awards” must be satisfied.
Performance Units
Subject to the provisions of the Amended Plan, the Committee may grant performance units to participants. Performance units are awards with an initial value established by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the fair market value of Pike common stock) at the time of the grant. In its discretion, the Committee will set performance goals that, depending on the extent to which they are met during a specified performance period, will determine the number and/or value of performance units that will be paid out to the participant. The Committee, in its sole discretion, may pay earned performance units in the form of cash, shares of Pike common stock or any combination thereof that has an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. Cash-based performance unit awards to any participant in the Amended Plan cannot exceed $2,000,000 during any performance period. The determination of the Committee with respect to the form and timing of payout of performance units will be set forth in the applicable award agreement. The Committee may, on such terms and conditions as it may determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, shares of Pike common stock, other securities, other awards or other property. If a performance unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Tax Code, the requirements below described in “— Performance Compensation Awards” must be satisfied.
Cash Incentive Awards.
Subject to the provisions of the Amended Plan, the Committee may grant cash incentive awards payable upon the attainment of performance goals. Cash incentive awards to any participant in the Plan cannot exceed $2,000,000 during any performance period. If a cash incentive award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Tax Code, the requirements described below in “— Performance Compensation Awards” must be satisfied.
Other Stock-Based Awards
Subject to the provisions of the Amended Plan, the Committee may grant to participants other equity-based or equity-related compensation awards, including deferred share units and vested stock. The Committee may determine the amounts and terms and conditions of any such awards.

Performance Compensation Awards
The Committee may designate any award granted under the Amended Plan (other than ISOs, NSOs and SARs) as a performance compensation award in order to qualify such award as “qualified performance-based compensation” under Section 162(m) of the Tax Code. The Committee will, in its sole discretion, designate within the first 90 days of a performance period the participants who will be eligible to receive performance compensation awards in respect of such performance period. The Committee also will determine the length of performance periods, the types of awards to be issued, the performance criteria that will be used to establish the performance goals, the kinds and levels of performance goals and any performance formula used to determine whether a performance compensation award has been earned for the performance period. The performance criteria will be limited to one or more of the following:
•	Net income before or after taxes;
•	Earnings before or after taxes (including before interest, taxes, depreciation and amortization);
•	Operating income;
•	Earnings per share;
•	Return on stockholders’ equity;
•	Return on investment or capital;
•	Return on assets;
•	Level or amount of acquisitions,
•	Share price;
•	Profitability and profit margins;
•	Market share;
•	Revenues or sales (based on units or dollars);
•	Costs;
•	Cash flow;
•	Working capital;
•	Safety and accident rates; and
•	Implementation, completion or attainment of measurable objectives with respect to specific operational goals and targets, such as: (A) implementation of new systems or processes, (B) specific projects, (C) M&A completion/integration, (D) recruitment or retention of personnel and (E) customer satisfaction.
These performance criteria may be applied on an absolute basis or be relative to one or more of Pike’s peer companies or indices or any combination thereof. To the extent required under Section 162(m) of the Tax Code, the Committee will, within the first 90 days of the applicable performance period, define in an objective manner the method of calculating the performance criteria it selects to use for the performance period.
The Committee may adjust or modify the calculation of performance goals for a performance period due to any unusual or extraordinary development or nonrecurring event affecting Pike, so long as that adjustment or modification does not cause the performance compensation award to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Tax Code. In order to be eligible for payment in respect of a performance compensation award for a particular performance period, participants must be employed by Pike on the last day of the performance period (unless otherwise determined in the discretion of the Committee), the performance goals for such period must be satisfied and certified by the Committee and the performance formula must determine that all or some portion of the performance compensation award has been earned for such period. The Committee may, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals have been attained. In no event will any discretionary authority granted to the Committee under the Plan be used to grant or provide payment in respect of performance compensation awards for which performance goals have not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period or increase a performance compensation award above the maximum amount payable under the underlying award.

Amendment and Termination of the Plan
Subject to applicable laws and the rules of the NYSE, the Amended Plan may be amended, modified or terminated by the Board without the approval of stockholders, except that stockholder approval will be required for any amendment that would (i) increase the maximum number of shares of Pike common stock available for awards under the Amended Plan, (ii) increase the maximum number of shares of Pike common stock that may be delivered pursuant to ISOs granted under the Amended Plan or (iii) modify the requirements for participation under the Amended Plan. No modification, amendment or termination of the Amended Plan that adversely impacts an outstanding award will be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.
Prohibition on Option Repricing and Reloads
The Amended Plan specifically prohibits the re-pricing of options or SARs without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an option or SAR to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an option or SAR at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with change in capitalization or similar change. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the key associate.
In addition, the Amended Plan provides that, without stockholder approval, neither the Committee nor the Board of Directors can authorize any option grant to provide for “reload” rights (i.e., the automatic grant of options to the participant upon the exercise of options using shares or other equity).
Changes in Capitalization and Similar Changes
In the event of any change in the number of outstanding shares of Pike common stock by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number of shares of common stock with respect to which awards may be made under the Amended Plan, the annual limit on individual awards, the limits on incentive stock options, and the terms, types of shares and number of shares of any outstanding awards under the Amended Plan will be equitably adjusted by the Committee in its discretion to preserve the benefit of the award for Pike and the participant. In connection with a corporate transaction, the Committee may determine to cause outstanding awards to be cancelled in consideration for a cash payment, although for an underwater option/SAR the Committee may cancel the award for no consideration.

Change of Control
As under the current Plan, the Amended Plan provides that in the event of Pike’s change of control, unless otherwise provided in an individual award agreement or unless provision is made in connection with the change of control for assumption of or substitution for awards previously granted, then:
•	Any options and SARs outstanding as of the date the change of control is determined to have occurred will become fully exercisable and vested, as of immediately prior to the change of control;
•	All performance units and cash incentive awards will be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained; and
•	All other outstanding awards will automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such change of control.
Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:
•	A change in the composition of a majority of the Board that is not supported by the incumbent Board;
•	The consummation of a merger, reorganization or consolidation whereby the stockholders immediately before the transaction do not own securities representing more than 50% of the voting power of the securities of the surviving company and the directors before the transaction do not comprise a majority of the directors of the surviving company;
•	The sale or other disposition of all or substantially all assets;
•	An acquisition by any individual, entity or group of beneficial ownership of 35% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors; or
•	The approval by Pike’s stockholders of a plan of its complete liquidation or dissolution.
Term of the Plan
Under the current Plan, no award can be granted after December 31, 2017 (i.e., ten years after the Plan’s original effective date). Under the Amended Plan, no awards may be granted after December 31, 2021.
Stock Plan Benefits Table
Because awards under the Amended Plan are discretionary, awards are generally not determinable at this time. The following table presents information on the equity compensation plans at June 30, 2011, concerning outstanding equity compensation arrangements as of that date.

			Number of securities
			remaining available for future
	Number of securities to be	Weighted-average	issuance under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options, warrants	outstanding options,	(excluding securities reflected
	and rights	warrants and rights	in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,820,375 (1)	$10.14 (2)	1,460,814
Equity compensation plans not approved by security holders	0	0	0
Total	3,820,375 (1)	$10.14 (2)	1,460,814

(1)	Includes outstanding, unvested restricted stock units.

(2)	Does not reflect outstanding, unvested restricted stock units included in column (a), which do not have an exercise price.

Overhang
The Committee periodically reviews the dilutive effect of the Plan on stockholders (sometimes called “overhang”). As of June 30, 2011, assuming approval of the Amended Plan, the total overhang would be approximately 18.58%. This overhang includes approximately 745,000 in-the-money stock options scheduled to expire in April 2012. The overhang would be approximately 16.77% assuming those stock options were exercised.
For the purpose of calculating the overhang in the previous paragraph, Pike uses “fully diluted overhang,” which equals Amount A divided by Amount B, where Amount A equals the sum of all outstanding options, unvested restricted stock units and unvested restricted stock shares plus shares available for future grants under all plans, and Amount B equals the sum of total shares of Pike common stock outstanding plus Amount A less unvested restricted stock shares. As of June 30, 2011: (i) the number of outstanding options, unvested restricted stock units and unvested restricted stock shares equals 3,972,211; (ii) the number of shares available for future grants under all plans assuming approval of the Amended Plan equals 3,675,238 (this number does not include shares available under Plans A and B, which the Committee has determined will not be issued); (iii) the number of shares of Pike common stock outstanding equals 33,665,187; and (iv) the number of unvested restricted stock shares is 151,836 (which are already included in Pike common stock outstanding).
Run Rate
The Committee periodically reviews the rate at which Pike grants equity awards relative to its shares of common stock outstanding (sometimes referred to as the “run rate”). Over the past three fiscal years, the annual share usage has averaged less than 2% of common shares outstanding.
U.S. Federal Income Tax Consequences
The following is a general summary of the U.S. federal income tax rules relevant to participants in the Plan, based upon the Tax Code as in effect on the date hereof. These rules are highly technical and subject to change in the future. Because U.S. federal income tax consequences will vary as a result of individual circumstances, each participant should consult his or her personal tax advisor with regards to the tax consequences of participating in the Amended Plan. Moreover, the following summary relates only to U.S. federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.
Non-Qualified Stock Options (NSOs) and Stock Appreciation Rights (SARs)
A participant will not recognize taxable income at the time of grant of a NSO or SAR, and Pike will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), upon exercise of a NSO, equal to the excess of the fair market value of the shares of Pike common stock purchased over their exercise price and, upon exercise of an SAR, equal to the fair market value of any shares of Pike common stock delivered or cash paid. Pike will generally be entitled to a corresponding U.S. federal income tax deduction at the same time the participant recognizes ordinary income.

Incentive Stock Options (ISOs)
A participant will not recognize taxable income at the time of grant of an ISO or, except for alternative minimum tax purposes, upon exercise of an ISO. If the shares of Pike common stock acquired by exercise of an ISO are held for the longer of two years from the date the option was granted or one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and Pike will not be entitled to any deduction. If, however, such shares are disposed of within two years from the date the option was granted or one year from the date the shares were transferred, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and Pike generally will be entitled to a corresponding U.S. federal income tax deduction.
Restricted Stock and Restricted Stock Units (RSUs)
A recipient of restricted stock or RSUs generally does not recognize income and Pike generally are not entitled to a deduction at the time of grant. Instead, the recipient recognizes compensation income and Pike is entitled to a deduction on the date on which vesting occurs (“Vesting Date”) in the case of restricted stock, or on the date on which stock is issued or cash is paid in the case of RSUs. The amount of income recognized and the amount of the deduction will equal the fair market value of the vested stock on the Vesting Date in the case of restricted stock, or on the date on which stock is issued or cash is paid in the case of RSUs. However, if permitted by the terms of the award, the recipient may make an “83(b) election” to include in income the fair market value of restricted stock at the time of grant. If an 83(b) election is made, the deduction will equal the fair market value of the restricted stock at the time of grant. Any dividends on restricted stock paid to the recipient before the Vesting Date (assuming no 83(b) election was made), or dividend equivalents with respect to RSUs, will be includible in the recipient’s income as compensation and deductible as such by Pike.
Other Awards
A recipient of a cash incentive, performance unit, equity-based or equity-related award generally should not recognize income and Pike generally should not be entitled to a deduction at the time of grant. Instead, the recipient generally will recognize compensation income and Pike generally will be entitled to a deduction on the date on which such award is paid or otherwise settled. The tax consequences may vary depending on the exact terms of the award. Any dividend equivalents paid with respect to any such award generally will be includible in the recipient’s income as compensation and deductible as such by Pike.
Section 162(m) Limit
Like the current Plan, the Amended Plan is designed to enable the Company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Tax Code. Section 162(m) provides that the Company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year if such compensation is not performance based or does not comply with other exceptions. It is anticipated that all ISOs, NSOs, SARs and other performance-based awards, including performance-based restricted stock and performance-based RSUs paid in accordance with the Amended Plan, will be deductible as performance-based compensation and not subject to the $1 million limitation. Performance-based awards qualify as performance-based compensation if they are conditioned on the achievement of one or more of the performance measures described under “Performance Compensation Awards” above and satisfy certain other requirements of Section 162(m) of the Tax Code. To satisfy the requirements that apply to performance-based compensation, those performance measures, the Amended Plan’s eligibility terms, and the share and dollar maximums on individual participant awards (specified above) must be approved by Pike’s stockholders, and approval of the Amended Plan will also constitute approval of these elements of the Amended Plan.

Vote Required for Approval
The affirmative vote of the holders of a majority of the shares present at the 2011 Annual Meeting, in person or by proxy, and entitled to vote on the Amended Plan is required to approve the Amended Plan, provided that the total votes cast on the proposal must represent over 50% of all shares entitled to vote on the proposal. Abstentions will be counted as votes present or represented and entitled to vote on the proposal and will have the same effect as a vote against the proposal. Broker non-votes will not be considered entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.
Recommendation of the Board of Directors
The Board unanimously recommends a vote “FOR” the approval of the 2008 Omnibus Incentive Compensation Plan, as amended and restated.

Proposal 3 — Advisory Vote on Executive Compensation
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), Pike is providing stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of the named executive officers, which is described in the Compensation Discussion and Analysis (“CD&A”) and Executive Compensation Tables sections of this Proxy Statement. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Pike Electric Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”
As described in the CD&A, the executive compensation program is designed to align executive pay with the Company’s financial performance and the creation of sustainable long-term stockholder value. The compensation program is structured to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term strategic goals. The Company believes that its executive compensation program accomplishes these goals in a way that is consistent with the purpose and core values of the Company and the long-term interests of the Company and its stockholders and employees.
Stockholders are urged to read the CD&A, along with the accompanying compensation tables and the related narrative disclosure in the Executive Compensation Tables of this Proxy Statement, which more thoroughly discuss the compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing the overall compensation philosophy.
While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
Vote Required
Approval, on an advisory basis, of the foregoing resolution requires the affirmative vote of a majority of the total votes of all shares of Pike common stock present in person or represented by proxy and entitled to vote on Proposal 3. If no voting specification is made on a properly returned or voted proxy card, proxies named on the proxy card will vote FOR the approval of the compensation of the named executive officers as disclosed in this proxy statement and described in this Proposal 3.
Abstentions will be counted as votes present or represented and entitled to vote on the proposal and will have the same effect as a vote against the proposal. Broker non-votes will not be considered entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.
Recommendation of the Board of Directors
The Board unanimously recommends a vote “FOR” the advisory resolution approving the compensation paid to the named executive officers.

Proposal 4 — Non-Binding Vote on the Frequency of
Future Executive Compensation Votes
In accordance with Section 951 of the Dodd-Frank Act, Pike is providing its stockholders with the opportunity to cast an advisory vote on whether a non-binding stockholder resolution to approve the compensation of the named executive officers should occur every one, two or three years. The board of directors recommends that stockholders vote to hold an advisory vote on executive compensation every three years, or a triennial vote. The Board believes that a triennial vote complements Pike’s goal of creating a compensation program that enhances long-term stockholder value.
The executive compensation program is designed to support long-term value creation, and a triennial vote will allow stockholders to better evaluate the effectiveness of the executive compensation program in relation to Pike’s long-term performance. As described in the CD&A, one of the core principles of the executive compensation program is to ensure management’s interests are aligned with stockholders’ interests.
A triennial vote will provide Pike with the time to thoughtfully respond to stockholder input and implement any necessary changes. The Compensation Committee would similarly benefit from this longer time period between advisory votes. A triennial vote will give the Compensation Committee sufficient time to fully analyze the compensation program (as compared to Pike’s performance over that same period) and to implement necessary changes. In addition, this period will provide the time necessary for implemented changes to take effect and the effectiveness of such changes to be properly assessed. The greater time period between votes will also allow the Compensation Committee to consider various factors that impact the Company’s financial performance, stockholder sentiments and executive pay on a long-term basis. The Board believes that an annual vote could yield a short-term mindset and detract from Pike’s long-term interests and goals.
Vote Required
The advisory vote regarding the frequency of the stockholder vote as described in this Proposal 4 shall be determined by a majority of the total votes of all shares of Pike common stock present in person or represented by proxy and entitled to vote on Proposal 4 at the Annual Meeting. Under this Proposal 4, stockholders may vote in favor of holding this advisory vote every year, every two years or every three years, or stockholders may choose to abstain. Abstentions will be counted as votes present or represented and entitled to vote on the proposal and will have the same effect as a vote against the proposal. Broker non-votes will not be considered entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal. If no voting specification is made on a properly returned or voted proxy card, proxies named on the proxy card will vote for every THREE YEARS for the frequency of the stockholder vote on executive compensation described in this Proposal 4.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that an advisory vote on the compensation of the named executive officers be included in the proxy statement every THREE YEARS.

Proposal 5 — Ratification of Appointment of
Independent Registered Public Accounting Firm
The Audit Committee of the Board has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2012. Pike is presenting this selection to its stockholders for ratification at the Annual Meeting.
Ernst & Young LLP audited Pike’s consolidated financial statements and internal control over financial reporting for fiscal 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so. They also are expected to be available to respond to appropriate questions.
Stockholder ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm is not required. Pike is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of Ernst & Young LLP.
Approval of the ratification of Ernst & Young LLP as Pike’s independent registered public accounting firm for fiscal year 2012 requires the affirmative vote of a majority of the total votes of all shares of Pike common stock present in person or represented by proxy and entitled to vote on Proposal 5.
Abstentions will be counted as votes present or represented and entitled to vote on the proposal and will have the same effect as a vote against the proposal. Broker non-votes, if any, will not be considered entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.
Recommendation of the Board of Directors
The Board unanimously recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2012.
Fees Paid to Ernst & Young LLP
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of Pike’s consolidated financial statements for the fiscal years ended June 30, 2011 and June 30, 2010 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	FY 2011	FY 2010
Audit Fees (1)	$1,145,360	$881,549
Audit-Related Fees	—	—
Tax Fees (2)	333,470	118,817
All Other Fees	—	—
Total	$1,478,830	$1,000,366

(1)	Audit fees consisted of fees for the audit of annual financial statements and quarterly reviews. These fees also include fees billed for professional services rendered for the audit of management’s assessment of the effectiveness of internal control over financial reporting.

(2)	Tax fees principally consisted of fees for tax compliance and tax advice, planning and consultations.

Audit Committee Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All such services provided in fiscal 2011 were approved by the Audit Committee. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
The Audit Committee has delegated pre-approval authority to its chairperson when necessary due to timing considerations. Any services approved by such chairperson must be reported to the full Audit Committee at its next scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval policies, and the fees for the services performed to date.

Additional Information
2011 Annual Report to Stockholders
This proxy statement is accompanied by the Annual Report on Form 10-K for the fiscal year ended June 30, 2011, and these materials are also available at www.proxyvote.com and Pike’s website, http://www.pike.com. The Form 10-K, which contains the consolidated financial statements and other information about Pike, is not incorporated in the proxy statement and is not to be deemed a part of the proxy soliciting material.
Householding
SEC rules and Delaware law permit Pike to mail one annual report and proxy statement, or notice of internet availability, as applicable, in one envelope to all stockholders residing at the same address if certain conditions are met. This is called “householding” and can result in significant savings of paper and mailing costs. Pike households all annual reports, proxy statements and notices of internet availability mailed to stockholders.
If you choose not to household, you should send a written request (including your name and address) within 60 days after the mailing of this proxy statement to the Company’s Secretary at the address below. If you choose to continue householding but would like to receive an additional copy of the annual report, proxy statement or notice of internet availability for members of your household, you may contact the Secretary at: Pike Electric Corporation c/o Corporate Secretary at PO Box 868, Mount Airy, North Carolina 27030 or by calling 1-800-997-7718.

APPENDIX A
Pike Electric Corporation
2008 Omnibus Incentive Compensation Plan, As Amended and Restated
SECTION 1. Purpose. The purpose of this Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan is to promote the interests of Pike Electric Corporation, a Delaware corporation (the “Company”), and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates and (b) enabling such individuals to participate in the long-term growth and financial success of the Company. The Company originally established this Plan effective as of January 1, 2008. This Plan is hereby being amended and restated, subject to and effective upon the approval of the Company’s stockholders at the annual meeting of stockholders on November 3, 2011. The purpose of amending and restating the Plan is to (i) authorize the issuance of additional Shares under the Plan, (ii) extend the term of the Plan by four years and (iii) make certain other design changes consistent with changes in the economic and business environment since the Plan was established.
SECTION 2. Definitions. As used herein, the following terms have the meanings set forth below:
“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
“Award” means any award that is made to a Participant under Section 6.
“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.
“Beneficial Ownership” or “Beneficial Owners” have the meanings assigned to those terms in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Cash Incentive Award” has the meaning specified in Section 6(g).
“Change in Control” means the occurrence of any of the following events:
(a) at any time during any period of 24 consecutive months at least a majority of the Board shall cease to consist of directors of the Company who either were directors at the beginning of such period or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the then Incumbent Directors (“Incumbent Directors”); or
(b) any “person” or “group,” as determined in accordance with Section 13(d)(3) of the Exchange Act (other than (A) any Subsidiary or employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or an Affiliate or (B) Lindsay Goldberg, LLC and its affiliates) acquires Beneficial Ownership of thirty-five percent (35%) or more of the combined voting power of the then outstanding Company Voting Securities, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or

(c) the consummation of a merger, consolidation, statutory share exchange or similar transaction to which the Company or any Subsidiary is a party (a “Merger”), unless immediately following the Merger:
(1) the Beneficial Owners of the Company Voting Securities outstanding immediately prior to such Merger are the Beneficial Owners of more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Merger (including a corporation or other entity that as a result of such Merger directly or indirectly owns the Company or all or substantially all the Company’s assets) (the “Continuing Company”), provided such Beneficial Ownership is attributable solely to Company Voting Securities held immediately prior to such Merger; and
(2) at least a majority of the members of the board of directors (or equivalent body) of the Continuing Company are Incumbent Directors; or
(d) the consummation of the sale of all, or substantially all, of the Company’s assets; or
(e) the stockholders of the Company approve a plan of complete liquidation of the Company.
Notwithstanding the foregoing, with respect to any Awards that provide or may provide for a deferral of compensation within the meaning of Section 409A of the Code and that provide for an accelerated payment in connection with a Change in Control, a Change in Control shall not be deemed to have occurred unless the event shall also qualify as a “change in control event” under Section 409A of the Code.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder.
“Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.
“Company Voting Securities” means the securities eligible to vote for the election of the Board.
“Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder.
“Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.
“Fair Market Value” means
(a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and

(b) with respect to the Shares, as of any date, (i) if the Shares are listed on the NYSE or any other exchange or quotation system, the mean between the high and low sales prices of the Shares on such exchange or quotation system for such date or, if no sales occur on such date, then on the next preceding date on which there were sales of Shares; or (ii) in the event the Shares are not listed on an exchange or quotation system, the fair market value of the Shares as determined in good faith by the Committee, in each case with respect to this clause (b), as determined in accordance with Section 409A of the Code to the extent required under Section 409A of the Code.
“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6 and (b) is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.
“Independent Director” means a member of the Board who is neither (a) an employee of the Company nor (b) an employee of any Affiliate, and who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.
“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.
“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6 and (b) is not an Incentive Stock Option.
“NYSE” means the New York Stock Exchange or any successor thereto.
“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
“Participant” means any director, officer, employee or consultant of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).
“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(e).
“Performance Criteria” means the criterion or criteria that the Committee selects for purposes of establishing a Performance Goal for a Performance Period with respect to any Performance Compensation Award, Performance Unit or Cash Incentive Award under the Plan.
“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or Cash Incentive Award of a particular Participant, whether all, a portion or none of the Award has been earned for the Performance Period.
“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.
“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or Cash Incentive Award.

“Performance Unit” means an Award under Section 6(f) that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
“Plan” means this Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan, as in effect from time to time.
“Restricted Share” means a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.
“RSU” means a restricted stock unit Award that is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.
“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
“SAR” means a stock appreciation right Award that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
“Shares” means shares of common stock of the Company or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).
“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.
“Substitute Awards” have the meaning specified in Section 4(c).
“Substituted Options” have the meaning specified in Section 6(c)(v).
“Substitution SARs” have the meaning specified in Section 6(c)(v).
SECTION 3. Administration.
(a) Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that to the extent necessary to comply with the rules of the NYSE and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the NYSE.

(b) Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee is authorized to grant Awards under the Plan, to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that any permitted accelerations, deferrals or payments in respect of any Award granted under the Plan shall comply with all applicable requirements of Section 409A of the Code, including the timing of any deferral elections and the timing and form of payments. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant, any person validly claiming under or through any Participant, any holder or beneficiary of any Award and any stockholder. The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as are approved by the Committee.
(c) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
(d) Delegation of Authority to Senior Officers. To the extent permitted by applicable law, the Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than executive officers), employees and consultants of the Company and its Affiliates (including any prospective officer, employee or consultant).
(e) Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

SECTION 4. Shares Available for Awards.
(a) Shares Available. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 5,000,000 (which is comprised of the original 2,500,000 Shares authorized upon establishment of the Plan plus an additional 2,500,000 Shares added effective upon approval by the stockholders of this amendment and restatement of the Plan). The maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 500,000. The maximum number of each type of Award (other than Cash Incentive Awards) intended to constitute “performance-based compensation” under Code Section 162(m) granted to any Participant in any fiscal year shall not exceed the following: Options/SARs, 600,000; performance-based Restricted Shares/RSUs, 600,000; and Share-based Performance Units, 600,000. If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall again become available to be delivered pursuant to Awards under the Plan. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for such minimum period of time as the Company determines necessary to avoid any adverse accounting consequences), are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan.
(b) Adjustments for Changes in Capitalization and Similar Events. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in (A) the number and class of Shares which may be issued under the Plan, (B) the number and class of Shares that may be granted as ISOs as specified in Section 4(a), (C) the maximum number and class of Shares that may be granted to individuals in a fiscal year as specified in Section 4(a), and (D) the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that (i) the number of Shares subject to any Award shall always be a whole number and (ii) such adjustment shall be made in a manner consistent with the requirements of Code Section 409A in order for any Options or SARs to remain exempt from the requirements of Code Section 409A. In connection with a corporate transaction, the Committee may:
(i) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR; and

(ii) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
(c) Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). Substitute Awards shall not be counted against the aggregate number of Shares available for Awards under the Plan.
(d) Sources of Shares Deliverable Under Awards. Shares issued under the Plan may be original issue shares, treasury stock or shares purchased in the open market or otherwise, all as determined by the Chief Financial Officer of the Company (or the Chief Financial Officer’s designee) from time to time, unless otherwise determined by the Committee.
SECTION 5. Eligibility. Any director, officer, employee or consultant of the Company or any of its Affiliates shall be eligible to be designated a Participant.
SECTION 6. Awards.
(a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards, (vii) Deferred Share Units and (viii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.
(b) Options.
(i) Grant. Subject to the provisions of the Plan, the Committee has sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.
(ii) Exercise Price. Except for Substitute Awards, the Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii) Exercisability. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the applicable Award Agreement, Options shall become vested and exercisable with respect to one-third of the Shares subject to such Options on each of the first three anniversaries of the date of grant.
(iv) Method of Exercise. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld.
The Exercise Price due upon exercise of any Option shall be payable to the Company in full either: (A) in cash or its equivalent or (B) in the Committee’s sole and plenary discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price (provided that the shares which are tendered must have been held by the Participant for such minimum period of time as the Company determines necessary to avoid any adverse accounting consequences), or (C) by a combination of (A) and (B).
As soon as practicable after notification of exercise and full payment, the Company shall deliver the shares to the Participant in an appropriate amount based upon the number of shares purchased under the Option.
Notwithstanding the foregoing provisions of this paragraph 6(b)(iv), (A) unless the Committee determines otherwise, Options may be exercised by means of cashless exercises (including “broker assisted” cashless exercises and “net exercises”) and (B) the Committee, in its sole and plenary discretion, may also allow exercises by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.
(v) Expiration. Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) 90 days after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.
(c) SARs.
(i) Grant. Subject to the provisions of the Plan, the Committee has sole and plenary authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with, or in addition to, an Award may be granted either at the same time as the Award or at a later time.

(ii) Exercise Price. Except for Substitute Awards and Substitution SARs (see below), the Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
(iii) Exercise. A SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.
(iv) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable.
(v) Substitution SARs. The Committee may substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.
(d) Restricted Shares and RSUs.
(i) Grant. Subject to the provisions of the Plan, the Committee has sole and plenary authority to determine the Participants to whom Restricted Shares and RSUs shall be granted, the number of Restricted Shares and RSUs to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and the other terms and conditions of such Awards.
(ii) Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion determine that Restricted Shares and RSUs may be transferred by the Participant. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant’s legal representative (unless the Shares are held in book entry form).

(iii) Payment/Lapse of Restrictions. Each RSU shall have a value equal to the Fair Market Value of a Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse.
(e) Performance Compensation Awards.
(i) General. The Committee has the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order to qualify such Award as “qualified performance-based compensation” under Section 162(m) of the Code or to qualify such Award as “performance-based compensation” under Section 409A of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).
(ii) Eligibility. The Committee shall, in its sole discretion, designate within the time period prescribed under Section 162(m) of the Code which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder.
(iii) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee has full discretion to select the length of such Performance Period, the types of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goals, and the Performance Formula. Within the time period prescribed under Section 162(m) of the Code, the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.
(iv) Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goals shall be (A) based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions, regions, departments, operational units, or any combination of the foregoing, (B) established within the time period prescribed by Section 162(m) of the Code, and (C) limited to one or more of the following:
•	Net income before or after taxes;

•	Earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);

•	Operating income;

•	Earnings per share;

•	Return on shareholders’ equity;

•	Return on investment or capital;

•	Return on assets;

•	Level or amount of acquisitions,

•	Share price;

•	Profitability and profit margins;

•	Market share;

•	Revenues or sales (based on units or dollars);

•	Costs;

•	Cash flow;

•	Working capital;

•	Safety and accident rates; and

•
Implementation, completion or attainment of measurable objectives with respect to specific operational goals and targets, such as: (A) implementation of new systems or processes, (B) specific projects, (C) M&A completion/integration, (D) recruitment or retention of personnel and (E) customer satisfaction.

(v) Modification of Performance Goals. The Committee is authorized at any time within the time period permitted by Section 162(m) of the Code, or any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.
(vi) Payment of Performance Compensation Awards.
(A) Condition to Receipt of Payment. A Participant must be employed by the Company on the last day of a Performance Period (or such later date as determined by the Committee and set forth in the applicable Award Agreement) to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated after the beginning of the Performance Period for which a Performance Compensation Award is made or to the designee or estate of a Participant who died prior to the last day of a Performance Period.
(B) Limitation. Except as otherwise determined by the Committee and set forth in the applicable Award Agreement, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goals for such period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C), and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(C) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).
(D) Negative Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.
(E) Timing of Award Payments. Except as otherwise determined by the Committee and set forth in the applicable Award Agreement, the Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(e)(vi)(C).
(F) Discretion. In no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the time period prescribed under Section 162(m) of the Code, or (3) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a), 6(f)(iii) or 6(g) of the Plan.
(f) Performance Units.
(i) Grant. Subject to the provisions of the Plan, the Committee has sole and plenary authority to determine the Participants to whom Performance Units shall be granted.
(ii) Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant.
(iii) Earning of Performance Units. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved. No cash-based Performance Unit under the Plan shall permit a payment to any Participant in excess of $2,000,000 during any Performance Period.
(iv) Form and Timing of Payment of Performance Units. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code or “performance based compensation” under Section 409A of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(g) Cash Incentive Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, has the authority to grant Cash Incentive Awards. The Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. No Cash Incentive Award under the Plan for any Participant shall exceed $2,000,000 during any Performance Period. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code or “performance based compensation” under Section 409A of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.
(h) Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee has the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, Deferred Share Units and fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.
(i) Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option, SAR or Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, in accordance with Section 409A of the Code, to the extent applicable, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Shares or other Awards.
SECTION 7. Amendment and Termination.
(a) Amendments to the Plan. Subject to any government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder approved plan for purposes of Section 162(m) of the Code and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan (provided, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a)) or (ii) change the class of employees or other individuals eligible to participate in the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement. Notwithstanding the foregoing, the Company reserves the right to amend the Plan, by action of the Board or the Committee without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code.
(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary. Notwithstanding the foregoing, the Company reserves the right to amend any Award granted under the Plan, by action of the Board or the Committee without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
(d) Prohibition of Certain Amendments and Re-Pricings. Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its Option Price or grant price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or grant price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 4.6 above. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Furthermore, neither the Board nor the Committee shall, without further approval of the stockholders of the Company, authorize any Option grant to provide for automatic “reload” rights, the automatic grant of Options to the Optionee upon the exercise of Options using Shares or other equity.
SECTION 8. Change in Control. In the event of a Change in Control after the date of the adoption of the Plan, unless (i) otherwise provided in the applicable Award Agreement or (ii) provision is made in connection with the Change in Control for (A) assumption of Awards previously granted or (B) substitution for previously granted Awards with new awards (which, in the discretion of the Committee, may have the same vesting schedule as the awards assumed) covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable:
(a) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change in Control;

(b) all Performance Units and Cash Incentive Awards shall be paid out as if the date of the Change in Control were the last day of the applicable Performance Period and “target” performance levels had been attained; and
(c) all other outstanding Awards (i.e., other than Options, SARs, Performance Units and Cash Incentive Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change in Control.
Notwithstanding the foregoing, nothing contained in this Section 8 shall affect the Committee’s authority to make the adjustments provided in Section 7(c) in the event of a Change in Control.
SECTION 9. General Provisions.
(a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that (A) Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and (B) in no event may a Nonqualified Stock Option or SAR be transferred for consideration. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.
(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
(c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

(d) Withholding. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate has the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes. If Share withholding is applied, to the extent necessary to avoid adverse accounting consequences, the Company will withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.
(e) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.
(f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of equity-based awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
(g) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(h) No Rights as Stockholder. No Participant or holder or beneficiary of any Award has any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
(i) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.
(j) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.
(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
(m) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(n) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.
(o) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.
(p) Compliance with Code Section 409A. The Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. For each Award intended to comply with the short-term deferral exception provided for under Section 409A of the Code, the related Award Agreement shall provide that such Award shall be paid out by the later of (i) the 15th day of the third month following the Participant’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture. To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code as a result of any provision of any Award, to the extent permitted by Section 409A of the Code, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Committee shall determine the nature and scope of such amendment. To the extent required by Section 409A of the Code, any payment under the Plan made in connection with the separation from service of a “specified employee” (within the meaning of Section 409A of the Code) of an Award that is deferred compensation that is subject to Section 409A of the Code shall not be made earlier than six (6) months after the date of such separation from service.

(q) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
SECTION 10. Term of the Plan.
(a) Effective Date. The Plan shall be effective as of January 1, 2008, subject to approval by the holders of the Company’s common stock, in accordance with applicable law and the listing requirements of the NYSE, at the annual Meeting of Stockholders held on December 5, 2007 or any adjournment thereof.
(b) Expiration Date. No Award shall be granted under the Plan after December 31, 2021. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees

01 J. Eric Pike 02 Charles E. Bayless 03 James R. Helvey III 04 Robert D. Lindsay 05 Peter Pace 06 Daniel J. Sullivan III 07 Louis F. Terhar 08 J. Russell Triedman

The Board of Directors recommends you vote FOR proposals 2 and 3			For	Against	Abstain

2.	Proposal to amend and restate the 2008 Omnibus Incentive Compensation Plan.		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof. EACH OF ITEMS 1-5 HAS BEEN PROPOSED BY PIKE ELECTRIC
3.	Advisory vote on executive compensation.		☐	☐	☐	CORPORATION.

The Board of Directors recommends you vote 3 YEARS on the following proposal:		1 year	2 years	3 years	Abstain

4.	Non-binding vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5			For	Against	Abstain

5.	Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

PIKE ELECTRIC CORPORATION
Annual Meeting of Stockholders
November 3, 2011 8:00 AM
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) James R. Fox and Anthony K. Slater, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Pike Electric Corporation that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on Thursday, November 3, 2011, in the company’s offices at 100 Pike Way, Mount Airy, North Carolina 27030, and any adjournment.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
Continued and to be signed on reverse side